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                            HERITAGE HOLDINGS, INC.
                            HERITAGE OPERATING, L.P.

                                  $120,000,000

                  8.55% SENIOR SECURED NOTES DUE JUNE 30, 2011

                                ---------------

                            NOTE PURCHASE AGREEMENT

                                ---------------



                           Dated as of June 25, 1996


================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
 1.      AUTHORIZATION OF ISSUE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

 2.      PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

 3.      CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         3A.     Opinion of Purchasers' Special Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3B.     Other Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3C.     Legal Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3D.     Representations and Warranties; No Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3E.     Purchase Permitted By Applicable Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3F.     Performance; Transfer of Assets; Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3G.     Sale of Notes to Other Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3H.     Operative Agreements; Security Documents; Intercreditor Agreement; Other Agreements. . . . . . . . .   5
         3I.     Sale of Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3J.     Rating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3K.     Payment of Closing Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3L.     Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3M.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

 4.      PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         4A.     Required Prepayments; Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4B.     Optional Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4C.     Contingent Prepayments on Disposition, Loss of Assets or Merger or Change of Control.  . . . . . . .   8
         4D.     Prepayment Procedure for Contingent Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4E.     Notice of Optional Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4F.     Allocation of Partial Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4G.     Retirement of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

 5.      AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         5A.     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5B.     Information Required by Rule 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5C.     Inspection of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5D.     Covenant to Secure Notes Equally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                                                                                     Page
                                                                                                                     ----
         5E.     Partnership or Corporate Existence, etc.; Compliance with Laws.  . . . . . . . . . . . . . . . . . .  19
         5F.     Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5G.     Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5H.     Maintenance and Sufficiency of Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5I.     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5J.     Environmental Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5K.     Operative Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5L.     After-Acquired Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
         5M.     Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5N.     No Action Requiring Registration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5O.     Books and Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5P.     Available Cash Reserves. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5Q.     Parity Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

 6.      NEGATIVE COVENANTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         6A.     Financial Ratios.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6B.     Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6C.     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6D.     Priority Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6E.     Loans, Advances, Investments and Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . .  30
         6F.     Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6G.     Consolidation, Merger, Sale of Assets, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6H.     Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6I.     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6J.     Subsidiary Stock and Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6K.     Payment of Dividends by Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6L.     Sales of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6M.     Material Agreements; Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

 7.      EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         7A.     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7B.     Rescission of Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7C.     Notice of Acceleration or Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7D.     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

 8.      REPRESENTATIONS, COVENANTS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         8A.     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8B.     Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8C.     Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8D.     Business; Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                                                                                     Page
                                                                                                                     ----
         8E.     Actions Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8F.     Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8G.     Outstanding Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8H.     Transfer of Assets and Business; Title to Properties.  . . . . . . . . . . . . . . . . . . . . . . .  48
         8I.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8J.     Compliance with Other Instruments, etc.; Solvency. . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8K.     Governmental Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8L.     Offering of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8M.     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8N.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8O.     Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8P.     Pre-emptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8Q.     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8R.     Federal Reserve Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8S.     Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8T.     Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8U.     Matters Relating to the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

 9.      REPRESENTATIONS OF EACH PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         9A.     Nature of Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9B.     Source of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9C.     Status of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9D.     Representations of Each Purchaser to Each Other Purchaser  . . . . . . . . . . . . . . . . . . . . .  56

 10.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         10A.    Yield-Maintenance Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10B.    Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10C.    Accounting Principles, Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . .  79

 11.     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

         11A.    Note Payments    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         11B.    Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         11C.    Consent to Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         11D.    Form, Registration, Transfer and Exchange of Notes; Lost Notes  .  . . . . . . . . . . . . . . . . .  81
         11E.    Persons Deemed Owners; Participations    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         11F.    Survival of Representations and Warranties; Entire Agreement   . . . . . . . . . . . . . . . . . . .  82
         11G.    Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         11H.    Disclosure to Other Persons    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         11I.    Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         11J.    Substitution of Wholly-Owned Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         11K.    Payments Due on Non-Business Days   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         11L.    Satisfaction Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         11M.    GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         11N.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         11O.    Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         11P.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         11Q.    Severalty of Obligations .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         11R.    WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85

EXHIBIT A-1         Form of Note

EXHIBIT A-2         Form of Note

EXHIBIT B-1         Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson

EXHIBIT B-2         Form of Opinion of Andrews & Kurth L.L.P.

EXHIBIT B-3         Form of Opinion of Doerner, Saunders, Daniel & Anderson

EXHIBIT C           Form of Intercreditor Agreement

EXHIBIT D           Form of Security Agreement

Purchaser Schedule

Schedule 6C         Existing Liens

Schedule 6E         Investments

Schedule 8B         Subsidiaries

Schedule 8C         Foreign Qualification

Schedule 8D         Documents and Other Materials

Schedule 8G         Other Indebtedness

Schedule 8H         Title to Properties

Schedule 9B         Employee Benefit Plans

                            HERITAGE HOLDINGS, INC.
                            HERITAGE OPERATING, L.P.
                       8801 SOUTH YALE AVENUE, SUITE 310
                             TULSA, OKLAHOMA  74137


                                                             As of June 25, 1996
To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto
Ladies and Gentlemen:

                 On the date hereof, Heritage Holdings, Inc. ("HERITAGE"), a Delaware corporation, is engaged in the business of wholesale and retail sales, storage and distribution of propane gas, providing repair, installation and maintenance services for propane heating systems and the sale and distribution of propane-related supplies and equipment, including appliances (the "BUSINESS").

                 Heritage Operating, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), has been recently formed to acquire, own and operate the Business. In a series of related transactions: (a) Heritage will issue Notes (as defined below) in an aggregate principal amount not to exceed $120,000,000 to the purchasers named in the Purchaser Schedule attached hereto (the "PURCHASERS"), (b) Heritage will contribute substantially all of the assets (including the assets of any entity consolidating with or merging into Heritage) of Heritage (other than approximately $79,300,000 in proceeds from the sale of the Notes) (the "ASSETS") to the Operating Partnership pursuant to the Conveyance Agreements (as defined below), (c) Heritage will receive a 1.0101% general partner interest and a 98.9899% limited partner interest (representing all of the limited partner interest) in the Operating Partnership, (d) Heritage Propane Partners, L.P. (the "MASTER PARTNERSHIP"), a Delaware limited partnership, will sell 4,025,000 common units representing a limited partnership interest in the Master Partnership and the Operating Partnership on a combined basis of not more than 51.6% (the "OFFERING"), and is granting to the underwriters an option to purchase an additional 603,750 common units (collectively, the "COMMON UNITS") to cover over-allotments, (e) the Operating Partnership will assume substantially all of the liabilities (including the Notes) of Heritage (the "LIABILITIES") pursuant to the Conveyance Agreements, (f) Heritage will convey all of its limited partner interests in the Operating Partnership to the Master Partnership in exchange for 3,702,943 subordinated units (the "SUBORDINATED UNITS") representing all of the limited partner interest in the Master Partnership not represented by the Common Units and representing a limited partner interest of not less than 47.0% (43.6% if the underwriters' overallotment option is exercised in full) in the Master Partnership and a 1.0% general partner interest in the Master Partnership, (g) the Master Partnership will contribute the net proceeds of the sale of the Common Units to the Operating Partnership, (h) the Operating Partnership will apply the net proceeds from the sale of the Common Units and the approximately $40,700,000 in cash contributed by Heritage from the issuance of the Notes, $2,400,000 borrowed under the Acquisition Facility (as defined below) and $4,300,000 borrowed under the Revolving Working Capital Facility (as defined below) as contemplated by the Registration Statement (as defined below), including the final form of Prospectus filed under Rule 424(b) of the Securities Act, (i) Heritage will use the remaining $80,100,000 of net proceeds from the issuance of the Notes to fund the Equity Repurchase (as defined below), to capitalize the General Partner (as defined below) and to pay expenses associated with the sale of the Notes, and (j) the Operating Partnership will enter into the Credit Agreement (as defined below) which will provide credit facilities in an aggregate amount of up to $50,000,000.

                 The foregoing transactions and others to occur in connection with the issuance of the Notes and the Offering as specified in the Contribution Agreement are collectively referred to herein as the "TRANSACTIONS." Immediately after giving effect to the Transactions (a) Heritage (in its capacity as general partner of the Operating Partnership, the "GENERAL PARTNER") will be the sole general partner of the Operating Partnership, owning a 1.0101% general partner interest therein, and the sole general partner of the Master Partnership, owning a 1.0% interest therein, (b) the Master Partnership will be the sole limited partner of the Operating Partnership, owning a 98.9899% limited partner interest therein, and Heritage will hold a 47.4% limited partner interest in the Master Partnership. As used herein, the term the "COMPANY" shall mean Heritage prior to contribution of the Assets to, and the assumption of the Liabilities (including, without limitation, the Notes) by, the Operating Partnership pursuant to the Conveyance Agreements and shall mean the Operating Partnership on and after the time of such contribution and assumption. The Operating Partnership acknowledges and agrees that on and after the time of such contribution and assumption it will become and remain liable on the Notes theretofore issued by Heritage to the same extent as if the Operating Partnership were the original maker thereof.

                 Accordingly, the Operating Partnership and Heritage agree with the Purchasers as follows:

         1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior secured promissory notes in the aggregate principal amount of $120,000,000, to be dated the date of issue thereof, to mature June 30, 2011, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 8.55% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A-1 hereto in the case of Notes issued on or prior to the time of the Closing (as defined below) and Exhibit A-2 hereto in the case of any Notes issued after the time of the Closing, in each case, with such changes therein, if any, as may be approved by each of the Purchasers and the Company. The term "Notes" as used herein shall include each such senior secured promissory note delivered pursuant to any provision of this Agreement and each such senior secured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. The Notes will be secured by the Security Agreement referred to in Section 3H. The Security Agreement and the Notes, to the extent secured thereby, are subject to the terms of the Intercreditor Agreement referred to in Section 3H.

         2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from Heritage the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The sale of the Notes to the Purchasers shall take place at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022 at 10:00 a.m., New York City time, at a closing (the "Closing") on June 28, 1996, or such later date (which shall not be later than July 20, 1996) as may be agreed upon by the Company and each Purchaser. At the Closing, the Company will deliver to each Purchaser one or more Notes registered in such Purchaser's name (or in the name of its nominee), evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account on the date of Closing (the "Closing Date") (as specified in a notice to each Purchaser at least three Business Days prior to the Closing
Date).

         3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

         3A.     OPINION OF PURCHASERS' SPECIAL COUNSEL.  Such Purchaser shall have received from Fried, Frank, Harris, Shriver & Jacobson, who are acting as special counsel for the Purchasers in connection with the transactions contemplated by this Agreement, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit B-1 attached hereto.

         3B.     OTHER OPINIONS OF COUNSEL.  Such Purchaser shall have received favorable opinions from Andrews & Kurth L.L.P., special counsel for Heritage and the Operating Partnership, and Doerner, Saunders, Daniel & Anderson, special counsel for Heritage and the Operating Partnership, satisfactory to such Purchaser and substantially in the form of Exhibits B-2 and B-3, respectively, attached hereto. Such Purchaser shall have received copies of each of the opinions substantially in the form required to be delivered pursuant to the Underwriting Agreement (as defined below) (other than the opinion of counsel to the Underwriters), accompanied by letters, dated the Closing Date and addressed to the Purchasers, from each counsel rendering such opinions, stating that the Purchasers are entitled to rely on such opinions as if they were addressed to such Purchasers. Heritage and the Operating Partnership each hereby directs each of their counsel referred to in this Section 3B, and each of their counsel who deliver opinions pursuant to the Underwriting Agreement, to deliver to the Purchasers such opinions and letters to be delivered by it pursuant to this Section 3B and authorizes the Purchasers to rely thereon.

         3C.     LEGAL INVESTMENT.  On the Closing Date, the purchase of Notes shall be permitted by the laws and regulations of each jurisdiction to which each Purchaser's investments are subject, but without recourse to provisions (such as section 1404(b) or 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies in securities not otherwise legally eligible for investment. If requested by a Purchaser by adequate prior written request to Heritage, such Purchaser shall have received an Officer's Certificate of Heritage and the Operating Partnership certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is still so permitted.

         3D.     REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

                 (i) The representations and warranties of Heritage and the Operating Partnership contained in this Agreement (including, without limitation, Section 8), the other Financing Documents, the Operative Agreements, and those otherwise made in writing by or on behalf of Heritage or the Operating Partnership pursuant to this Agreement, the other Financing Documents or the Operative Agreements shall be true and correct when made and on and as of the Closing Date, except to the extent (a) of changes caused by the transactions herein contemplated and (b) that such representations and warranties expressly relate to an earlier time or date, in which case such representations and warranties shall have been true and correct as of such earlier time or date.

                 (ii) There shall exist on the Closing Date, immediately after giving effect to the transactions contemplated by the Registration Statement (including, without limitation the transactions contemplated by this Agreement, the other Financing Documents and the Operative Agreements), no Default or Event of Default hereunder or under any of the Financing Documents or default by Heritage or the Operating Partnership under any Operative Agreement.

                 (iii) Heritage and the Operating Partnership each shall have delivered to each Purchaser an Officer's Certificate, dated the Closing Date, with respect to clauses (i) and (ii) hereto.

         3E.     PURCHASE PERMITTED BY APPLICABLE LAWS.       The purchase of
and payment for the Notes to be purchased by such Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by Heritage and the Operating Partnership) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

         3F.     PERFORMANCE; TRANSFER OF ASSETS; PROCEEDINGS.

                 (i) Heritage and the Operating Partnership each shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement, any other Financing Document and any Operative Agreement required to be performed or complied with by it prior to or at the Closing.

                 (ii) The transactions (including, without limitation, the Transactions) contemplated under the Operative Agreements and the Registration Statement to occur at or prior to the time of the Closing shall have been completed substantially as contemplated therein. The business of Heritage and of the Operating Partnership shall be as described in the Registration Statement.

                 (iii) All organizational and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such additional certificates and all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         3G.     SALE OF NOTES TO OTHER PURCHASERS.  The Company shall have sold to the other Purchasers the Notes to be purchased by them at the Closing and shall have received payment in full therefor.

         3H.     OPERATIVE AGREEMENTS; SECURITY DOCUMENTS; INTERCREDITOR
AGREEMENT; OTHER AGREEMENTS.

                 (i) Each of the Operative Agreements shall have been duly authorized, executed and delivered by the respective parties thereto substantially in the form previously provided to the Purchasers, shall be in full force and effect, and shall constitute the legal, valid and binding obligations of the respective parties thereto, and no default or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the Closing Date, and each Purchaser shall have received a fully executed original, or a true and correct copy, of each Operative Agreement.

                 (ii) The Administrative Agent and the Purchasers shall have entered into an Intercreditor and Agency Agreement (as amended, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT") substantially in the form of Exhibit C hereto, with the financial institution named as collateral agent therein (together with its successors as such collateral agent, the "COLLATERAL AGENT"), providing for the terms on which the Collateral Agent shall hold the Collateral under the Security Agreement.

                 (iii) Heritage and the Operating Partnership shall have entered into a Security Agreement (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") substantially in the form of Exhibit D hereto, with the Collateral Agent, and shall have delivered to the Collateral Agent such certificates representing shares of Capital Stock included in the Collateral and proper stock powers with respect thereto duly endorsed in blank (the "CERTIFICATES AND STOCK POWERS") and such proper financing statements (whether Form UCC-1 or any other form that may be required by any jurisdiction) (as amended, supplemented or otherwise modified from time to time the "FINANCING STATEMENTS") under the Uniform Commercial Code of such jurisdictions, as may be necessary, or in the opinion of the Purchasers' special counsel desirable, to perfect the Liens created by the Security Agreement. The Financing Statements shall have been filed in all of such necessary jurisdictions to perfect the assignment and security interest purported to be created by the Security Agreement.

                 (iv) The Company shall have delivered to each Purchaser true and complete copies of the Credit Agreement, as fully executed and delivered, the Underwriting Agreement and the Registration Statement and each of the Credit Agreement and the Underwriting Agreement shall be in full force and effect and in form and substance satisfactory to each Purchaser and all conditions precedent contained therein (including, without limitation, all conditions precedent in the Credit Agreement to permit the initial borrowings under the Acquisition Facility and the Revolving Working Capital Facility) shall have been duly satisfied or unconditionally waived or shall occur simultaneously with the Closing.

         3I.     SALE OF UNITS.  At the time of the Closing, the Registration
Statement shall have been declared effective by the Commission, and all transactions contemplated by the Registration Statement and the Underwriting Agreement shall have been consummated or shall be consummated simultaneously with the Closing, as contemplated therein.

         3J.     RATING.  Prior to the Closing, the Notes shall have received, and there shall remain in effect, a rating of BBB or better from Fitch Investors Service, Inc. Such rating shall not have been withdrawn prior to the Closing Date.

         3K.     PAYMENT OF CLOSING FEES.  The Company shall have paid the fees and disbursements of the Purchasers' special counsel required by Section 11B to be paid by the Company on the Closing Date.

         3L.     PRIVATE PLACEMENT NUMBER.   The Company shall have obtained
for the Notes a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

         3M.     INSURANCE.  Such Purchaser shall have received from Heritage a summary description of all insurance policies, fidelity bonds or other insurance service contracts providing coverage for the Business.

         4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in Sections 4A and 4C and the optional prepayments permitted by Section 4B.

         4A.     REQUIRED PREPAYMENTS; MATURITY.  Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $12,000,000 (or, if less, the principal amount of the Notes as shall at the time be outstanding) on June 30 in each of the years 2002 to 2010, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates, provided, however, that if the Company shall prepay all or any portion of the Notes pursuant to Section 4B or Section 4C, or acquire any Notes pursuant to the provisions of Section 4G, each of the principal amount payable at maturity and the principal amount of each required prepayment of the Notes becoming due under this Section 4A on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or acquisition. The remaining outstanding principal amount of the Notes, together with all interest accrued on the Notes, shall become due and payable on June 30, 2011.

         4B.     OPTIONAL PREPAYMENT.  The Notes shall be subject to
prepayment, in whole at any time or from time to time in part (in multiples of $5,000,000 or, if less than $5,000,000, the principal amount of the Notes as shall be outstanding at the time of such partial prepayment), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield Maintenance Amount, if any, with respect to each Note.

         4C. CONTINGENT PREPAYMENTS ON DISPOSITION, LOSS OF ASSETS OR MERGER OR CHANGE OF CONTROL.

                 (i) If at any time the Company or any of its Subsidiaries disposes of assets or issues or sells Capital Stock of any Subsidiary with the result that there are Excess Sale Proceeds, and the Company does not apply such Excess Sale Proceeds in the manner described in Section 6G(iii)(c)(II)(x), the Company will offer to prepay (at the price specified below and upon notice as provided in Section 4D) a principal amount of the outstanding Notes equal to the Allocable Proceeds.

                 (ii) In the event of any damage to, or destruction, condemnation or other taking of, all or any portion of the properties or assets of the Company or any of its Subsidiaries, to the extent that the Company or any such Subsidiary receives insurance or condemnation proceeds with the result that Unutilized Taking Proceeds exceed $2,500,000 in respect of any fiscal year (such excess amount being herein called "EXCESS TAKING PROCEEDS"), the Company will offer to prepay (at the price specified in clause (v) of this Section 4C below and upon notice as provided in Section 4D) a principal amount of the outstanding Notes equal to the Allocable Proceeds.

                 (iii)    (a)     If at any time any Responsible Officer has
knowledge of the occurrence of any Control Event, the Company will give notice as provided in Section 4D of such Control Event to each holder of Notes. Such notice shall contain and constitute an offer to prepay all, but not less than all, of the Notes held by each holder. Upon the occurrence of a Control Event, the Company will not take any voluntary action that consummates or finalizes the Change of Control resulting from such Control Event unless contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with this Section 4C and Section 4D.

                          (b)     The obligation of the Company to prepay Notes
pursuant to the offer required by paragraph (a) of this clause (iii) and accepted in accordance with Section 4D is subject to the consummation of the Change of Control in respect of which any such offer and acceptance shall have been made. In the event that such Change of Control does not occur on or before the proposed prepayment date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (I) any such deferral of the date of prepayment, (II) the date on which such Change of Control and the prepayment are expected to occur, and
(III) any determination by the Company that efforts to effect such resulting Change of Control have ceased or been abandoned (in which case any offer and acceptance made pursuant to this Section 4C in respect of such Change of Control shall be deemed rescinded).

                 (iv)     Each such offer to prepay the Notes pursuant to
Section 4C(i) or 4C(ii) shall be made (a) to the extent such prepayment represents all or a portion of an amount equal to $7,500,000 in the aggregate in respect of any fiscal year or $12,500,000 in the aggregate for all fiscal years of unapplied Excess Sale Proceeds and Excess Taking Proceeds (such unapplied amounts being herein called, "EXCESS PROCEEDS"), at a price equal to 100% of the principal amount of the Notes to be prepaid, plus interest thereon to the prepayment date, and (b) to the extent such prepayment represents such Excess Proceeds in excess of the $7,500,000 in the aggregate for any fiscal year or $12,500,000 in the aggregate for all fiscal years, at a price equal to 100% of the principal amount of the Notes to be prepaid, plus interest thereon to the prepayment date plus the Yield-Maintenance Amount, if any, thereon.

                 (v) Each offer to prepay the Notes pursuant to Section 4C(iii) shall be made at a price equal to the principal amount of the Notes to be prepaid, plus interest thereon to the prepayment date plus a premium of 1% of the principal amount to be so prepaid.

         4D.     PREPAYMENT PROCEDURE FOR CONTINGENT PREPAYMENTS.

                 (i) If at any time there are Excess Proceeds, and the Company is required to offer to prepay the Notes with such Excess Proceeds pursuant to clause (i) or (ii) of Section 4C, the Company will give written notice as provided in Section 11I (which shall be in the form of an Officers' Certificate) to the holders of the Notes not later than twelve months after the date of the applicable Asset Sale or the end of the twelve month period following receipt of the applicable Unutilized Taking Proceeds, as the case may be, stating that any holder failing to elect not to accept the offer shall be deemed to have accepted such offer and (a) setting forth in reasonable detail all calculations required to determine the amount of Excess Proceeds and the Yield-Maintenance Amount, if any, (b) setting forth the aggregate amount of the Allocable Proceeds and the amount of the Allocable Proceeds which is allocable to each Note, determined by applying the Allocable Proceeds pro rata among all Notes outstanding on the date such prepayment is to be made according to the aggregate then unpaid amounts of the Notes, and in reasonable detail the calculations used in determining such amounts, and (c) stating that the Company irrevocably offers to prepay on the date specified in such notice, which shall not be less than 25 nor more than 45 days after the date of such notice, a principal amount of each outstanding Note equal to the amount of Allocable Proceeds allocated to such Note as described in paragraph (b) above, plus such Note's share of the Allocable Proceeds allocable to any other Note the holder of which elects on a timely basis not to accept the Company's offer (collectively, the "NON-ACCEPTING HOLDERS"), all in accordance with the procedures set forth in this Section 4D. Such notice shall also indicate that any Accepting Holder that fails to elect not to accept the Pro Rata Option shall be deemed to have accepted such option as set forth below.

                 (ii) If at any time the Company is required to offer to prepay the Notes following the occurrence of a Control Event which could result in a Change in Control, the Company will give written notice as provided in
Section 11I (which shall be in the form of an Officer's Certificate) to the holders of the Notes not later than ten business days following such Control Event, stating that any holder failing to elect not to accept the offer shall be deemed to have accepted such offer and (a) setting forth in reasonable detail the facts and circumstances underlying such Control Event known to it, and (b) stating that the Company irrevocably offers to prepay on the date specified in such notice, which shall be not less 25 nor more than 45 days after the date of such notice, at the price specified in clause (v) of Section 4C, each outstanding Note, all in accordance with the procedures set forth in this Section 4D.

                 (iii) Each holder of a Note electing not to accept an offer to prepay given pursuant to this Section 4D shall make such election by notice delivered to the Company at least 10 days prior to the date of prepayment specified in the notice given by the Company pursuant to clause (i) or (ii) of this Section 4D. Each other holder of a Note (collectively, the "ACCEPTING HOLDERS") shall be deemed to accept the Company's offer with respect to prepayment of such Note. In the case of a notice given by the Company pursuant to clause (i) of this Section each Accepting Holder shall be deemed to have accepted the Company's offer to the extent of its Allocable Proceeds and shall be deemed to have accepted an agreement (the "PRO RATA OPTION") to have prepaid, in addition to the Allocable Proceeds allocable to such Note (up to the total Allocable Proceeds), all or any part of the balance of the principal amount of such Note using the Allocable Proceeds that would have been paid to the Non-Accepting Holders; provided that any Accepting Holder may elect not to agree to the Pro Rata Option by notice delivered to the Company at least 5 days prior to the date of prepayment specified in the notice given by the Company pursuant to clause (i) of this Section 4D.

                 (iv) Upon receipt of all timely notices from Non-Accepting Holders and Accepting Holders pursuant to clause (iii) of this Section 4D, the Company shall give written notice as provided in Section 11I (which shall be in the form of an Officers' Certificate) to the holders of the Notes setting forth
(a) the names of each Accepting Holder and each Non-Accepting Holder, (b) the principal amounts of the Notes of such Accepting Holders and Non-Accepting Holders affected by the Company's offer of prepayment, (c) in the case of a notice given by the Company pursuant to clause (i) of this Section 4D, if there shall be any Allocable Proceeds remaining in addition to the amounts so to be prepaid, the principal amounts of the Notes as to which such Accepting Holders shall have exercised their Pro Rata Options together with a calculation of each Accepting Holder's Pro Rata Option in accordance with clause (v) of this
Section 4D and (d) after giving effect to the prepayment contemplated by clause
(v) of this Section 4D in respect of such offer, the reduced amount of each required payment thereafter becoming due with respect to the Notes under
Section 4A and upon the maturity thereof, specifying how each such amount was determined, and certifying that such reduction has been computed in accordance with such Section.

                 (v) Upon receipt of all timely notices from Non-Accepting Holders and Accepting Holders pursuant to clause (iii) of this Section 4D, the Company shall, in the case of a notice given by the Company pursuant to clause
(i) of this Section 4D, allocate that portion of the Allocable Proceeds that had been allocated to the Notes of such Non- Accepting Holders among the Notes of Accepting Holders in proportion to the respective Allocable Proceeds allocable to the Notes of Accepting Holders (after giving effect to any Pro Rata Option). Where the portion of the Allocable Proceeds thus allocated to the Note of an Accepting Holder would exceed the maximum principal amount of such Note which such Accepting Holder has agreed to have prepaid (including, without limitation, pursuant to a Pro Rata Option), such excess shall be allocated among the Notes of Accepting Holders who have agreed to accept prepayments (including, without limitation, pursuant to a Pro Rata Option) in amounts which still exceed the amount of prepayments previously allocated to them pursuant to this Section 4D in proportion to the respective Allocable Proceeds allocable to the Notes of such Accepting Holders (after giving effect to any Pro Rata Option); and such allocation shall be repeated as many times as shall be necessary until (a) the Allocable Proceeds have been fully allocated or (b) it is no longer possible to allocate the Allocable Proceeds without exceeding the maximum principal amounts of Notes which all Accepting Holders respectively have agreed to have prepaid (including, without limitation, pursuant to all the Pro Rata Options).

                 (vi) The principal amount of any Notes with respect to which an offer to prepay pursuant to this Section 4D has been made and not rejected shall become due and payable on the date specified in the notice of such offer given by the Company pursuant to clause (i) or (ii), as the case may be of this Section 4D. In the case of a notice given by the Company pursuant to clause (i) of this Section 4D, it is understood that all Allocable Proceeds not applied to the prepayment of the Notes or to the payment of Parity Debt pursuant to Section 4C and this Section 4D shall constitute amounts included within clause (x) of the definition of "Unused Proceeds Reserve".

                 (vii) Each holder of a Note shall receive, not more than two Business Days prior to the date scheduled for any prepayment pursuant to this Section 4D an Officers' Certificate (i) certifying that the conditions of this Section 4D have been fulfilled with respect to such prepayment and specifying the particulars of such fulfillment, including, without limitation, in reasonable detail the calculations used in computing the amount of the prepayment in respect of the Notes and the appropriate Premium (together with, in the case of a calculation of any Yield-Maintenance Amount, copies of the source of market data by reference to which the Reinvestment Yield was determined) with respect thereto, and (ii) in the case of any such prepayment that is a partial prepayment of the Notes setting forth (a) the principal amount to be prepaid with respect to each of the Notes and specifying how each such amount was determined and (b) after giving effect to such partial prepayment the reduced amount to be prepaid with respect to each required payment thereafter becoming due with respect to the Notes under Section 4A and upon the maturity thereof, specifying how each such amount was determined, and certifying that such reduction has been computed in accordance with such Section. If for any reason the holder of a Note so to be prepaid by written notice to the Company, objects to such calculation of the Yield-Maintenance Amount, the Company shall notify all other holders of Notes so to be prepaid of such objection. If after any such notice and objection, a calculation of the Yield-Maintenance Amount shall be approved by the Required Holders of the Notes to be prepaid and specified in a written notice provided to the Company and the holders of such Notes, such calculation shall be final and binding upon the Company and the holders of the Notes absent manifest error.

         4E.     NOTICE OF OPTIONAL PREPAYMENT.  The Company shall give the holder of each Note irrevocable written notice as provided in Section 11I of any prepayment pursuant to Section 4B not less than 30 days and not more than 60 days prior to the prepayment date, stating that such prepayment is to be made pursuant to Section 4B and specifying (i) such prepayment date, (ii) the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date, and (iii) a calculation of the estimated Yield-Maintenance Amount, if any, with respect to such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date, and the Yield-Maintenance Amount with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to Section 4B, give telephonic notice (confirmed in writing by facsimile transmission or overnight courier) of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company. In addition, each holder of a Note shall receive, at least 2 Business Days prior to the date scheduled for any such prepayment an Officers' Certificate
(i) certifying that the conditions of Section 4B have been fulfilled and specifying the particulars, including, without limitation, a calculation in reasonable detail of the Yield-Maintenance Amount with attached copies of the source of market data by reference to which the Reinvestment Yield was determined, of such fulfillment and (ii) in the case of any such prepayment that is a partial prepayment of the Notes, setting forth (a) the principal amount to be prepaid with respect to each of the Notes and specifying how each such amount was determined, and (b) after giving effect to such partial prepayment the reduced amount to be prepaid with respect to each required payment thereafter becoming due with respect to the Notes under Section 4A and upon the maturity thereof, specifying how each such amount was determined, and certifying that such reduction has been computed in accordance with such Section. If for any reason the holder of a Note so to be prepaid, by written notice to the Company, objects to such calculation of the Yield-Maintenance Amount, the Company shall notify all other holders of Notes so to be prepaid of such objection. If after any such notice and objection, a calculation of the Yield-Maintenance Amount shall be approved by the Required Holders and specified in a written notice provided to the Company and the other holders of such Notes, such calculation shall be final and binding upon the Company and the holders of the Notes absent manifest error.

         4F.     ALLOCATION OF PARTIAL PAYMENTS.  Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof, provided, that in the case of any prepayment of less than all of the Notes pursuant to Section 4C, the principal amount of the Notes to be prepaid will be allocable to the Notes to be prepaid as provided in Section 4C.

         4G.     RETIREMENT OF NOTES.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to Section 4A, 4B or 4C or upon acceleration of such final maturity pursuant to Section 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder, unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding, upon the same terms and conditions and such offer shall remain open for a period of at least 20 Business Days; provided that (x) neither the Company nor any of its Affiliates or Subsidiaries shall make any such offer to prepay, redeem, retire, purchase or acquire Notes at a price of less than 100% of the principal amount thereof and (y) at the time of such offer and purchase no Default or Event of Default shall have occurred and be continuing. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

         5. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees that, from the Closing and thereafter so long as any of the Notes remain unpaid, it will perform and comply with the terms and provisions of this
Section 5.

         5A.     FINANCIAL STATEMENTS.  The Company will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP. The Company covenants that it will deliver to each Purchaser, so long as such Purchaser or its nominee shall be the holder of any Note, and to each holder in triplicate:

                 (i) as soon as practicable and in any event within 50 days after the end of each quarterly period in each fiscal year, consolidated statements of income, partners' capital and cash flows of the Company and its Subsidiaries for such quarterly period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case with respect to financial statements delivered as of any date and for any period after August 31, 1997, in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company as presenting fairly, in all material respects, the information contained therein (except for the absence of footnotes and subject to changes resulting from normal year-end adjustments), in accordance with GAAP; provided, however, that at any time when the Master Partnership shall be subject to the reporting requirements of
         Section 13 or 15(d) of the Exchange Act delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Master Partnership for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause
         (i) if (x) the Consolidated Net Income of the Company and its Subsidiaries accounts for at least 95% of the net income of the Master Partnership for such quarterly period, and (y) all such statements required to be delivered pursuant to this clause (i) with respect to the Company and its Subsidiaries are either included in such Form 10-Q or delivered separately by the Company together with such Form 10-Q;

                 (ii) as soon as practicable and in any event within 95 days after the end of each fiscal year, consolidated and consolidating statements of income and cash flows and a consolidated and consolidating statement of partners' capital (or stockholders' equity, as applicable) of the Company and its Subsidiaries for such year, and consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such year, setting forth in each case with respect to financial statements delivered as of any date and for any period after August 31, 1997, in comparative form corresponding consolidated and, where applicable, consolidating figures from the preceding annual audit, all in reasonable detail and, as to the consolidated statements, reported on by Arthur Andersen LLP, or other independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and, as to the consolidating statements, certified by an authorized financial officer of the Company as presenting fairly, in all material respects, the information contained therein, in accordance with GAAP (except, in the case of such consolidating financial statements, for the absence of footnotes); provided, however, that at any time when the Master Partnership shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Master Partnership for such fiscal year prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (ii) if (x) the Consolidated Net Income of the Company and its Subsidiaries accounts for at least 95% of the net income of the Master Partnership for such fiscal year, and (y) all such statements required to be delivered pursuant to this clause (ii) with respect to the Company and its Subsidiaries are either included in such Form 10-K and such reports or delivered separately by the Company together with such Form 10-K and such reports;

                 (iii) promptly upon receipt thereof by the Company, copies of all reports submitted to the Company by independent public accountants in connection with each special, annual or interim audit of the books of the Company or any Subsidiary thereof made by such accountants, including without limitation the comment letter submitted by each such accountant to management in connection with their annual audit;

                 (iv) promptly upon transmission thereof, copies of (a) all financial statements, proxy statements, notices and reports as the Company or the Master Partnership shall send or make available to the public Unitholders of the Master Partnership, (b) all registration statements (without exhibits), all prospectuses and all reports which the Company or the Master Partnership files with the Commission (or any governmental body or agency succeeding to the functions of the Commission), (c) all press releases and other similar written statements made available by the Company or the Master Partnership to the public concerning material developments in the business of the Company or the Master Partnership, as the case may be, and (d) all reports, notices and other similar written statements sent or made available by the Company or the Master Partnership to any holder of its Indebtedness pursuant to the terms of any agreement, indenture or other instrument evidencing such Indebtedness, including without limitation the Credit Agreement, except to the extent the same substantive information is already being provided pursuant to this
         Section 5A;

                 (v) as soon as reasonably practicable, and in any event within 5 Business Days after a Responsible Officer obtains knowledge that any Default or Event of Default has occurred, a written statement of such Responsible Officer setting forth details of such Default or Event of Default and the action which the Company has taken, is taking and proposes to take with respect thereto;

                 (vi) as soon as reasonably practicable, and in any event within 5 Business Days after a Responsible Officer obtains knowledge of (a) the occurrence of an adverse development with respect to any litigation or proceeding involving the Company or any of its Subsidiaries which in the reasonable judgment of the Company could reasonably be expected to have a Material Adverse Effect or (b) the commencement of any litigation or proceeding involving the Company or any of its Subsidiaries which in the reasonable judgment of the Company could reasonably be expected to have a Material Adverse Effect, a written notice of such Responsible Officer describing in reasonable detail such commencement of, or adverse development with respect to, such litigation or proceeding;

                 (vii) as soon as possible after, and in any event within 10 Business Days after any Responsible Officer of the Company or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred or is expected to occur that, alone or together with any other ERISA Events that have occurred, in the opinion of the principal financial officer of the Company could reasonably be expected to result in liability of the Company in an aggregate amount exceeding $2,000,000, a statement setting forth a detailed description of such ERISA Event and the action, if any, that the Company or any ERISA Affiliate has taken, is taking or proposes to take or cause to be taken with respect thereto (together with a copy of any notice, report or other written communication filed with or given to or received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition);

                 (viii) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge of a violation or alleged violation of any Environmental Law or the presence or release of any Hazardous Substance within, on, from, relating to or affecting any property, which in the reasonable judgment of the Company could reasonably be expected to have a Material Adverse Effect, notice thereof, and upon request, copies of relevant documentation;

                 (ix) together with each delivery of financial information pursuant to clause (i) or clause (ii) of this Section 5A, a statement setting forth, together with computations in reasonable detail, the amount of Available Cash as of the date of the balance sheet contained therein and the amounts of all Net Proceeds, Excess Sale Proceeds, Unutilized Taking Proceeds and Unused Proceeds Reserves held by the Company at the end of the applicable quarterly period or fiscal year, as the case may be;

                 (x) as soon as reasonably practicable, and in any event within 5 Business Days after a Responsible Officer obtains knowledge that the holder of any Note has given any notice to the Company or any Subsidiary thereof or taken any other action with respect to a claimed Default or Event of Default under this Agreement or any other Financing Documents, or that any Person has given any notice to the Company or any such Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7A(iii), a written statement of such Responsible Officer describing such notice or other action in reasonable detail and the action which the Company has taken, is taking and proposes to take with respect thereto;

                 (xi) prior to the Closing Date and within 45 days after the end of each calendar year ending thereafter, commencing with the year ending December 31, 1996, a report prepared by the Company or its broker or agent (a) setting forth the insurance maintained pursuant to
         Section 5I, substantially in the form delivered at the Closing and referred to in Section 3M, and including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that all premiums with respect to the policies described in such report then due thereon have been paid and that the same are in full force and effect, (b) setting forth all self-insurance maintained by the Company pursuant to Section 5I and (c) certifying that such insurance or self insurance complies with the requirements of such Section; and

                 (xii) with reasonable promptness, such other information and data (financial or other) as from time to time may be reasonably requested by any holder of Notes.

         Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each holder of Notes an Officers' Certificate (I) stating that the signers have reviewed the terms of this Agreement and the other Financing Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements, and that no Default or Event of Default has occurred and is continuing, or, if any such Default or Event of Default then exists, specifying the nature and approximate period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, (II) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with
Section 6F and showing in reasonable detail all calculations required in arriving at such amount, (III) demonstrating (with computations in reasonable detail) compliance at the end of such accounting period by the Company and its Subsidiaries with the provisions of Sections 4C, 6A, 6B, 6C, 6D, 6E(v), 6G(i)(b), 6G(i)(c), 6G(iii) and 6L, and (IV) if not specified in the related financial statements being delivered pursuant to clauses (i) and (ii) above, specifying the aggregate amount of interest paid or accrued by, and aggregate rental expenses of, the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during the fiscal period covered by such financial statements.

         Together with each delivery of financial statements required by clause
(ii) above, the Company will deliver a certificate of such accountants stating that they have reviewed the terms of this Agreement and the other Financing Documents and that in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         5B.     INFORMATION REQUIRED BY RULE 144A.  The Company will, upon the request of a holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

         5C.     INSPECTION OF PROPERTY.  The Company will permit any Person designated in writing by any holder of the Notes which is an institutional investor, at the Company's expense during the continuance of a Default or Event of Default and otherwise at such holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such partnerships or corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request. The Company hereby authorizes, and agrees to cause each of its Subsidiaries to authorize, its and their independent public accountants to discuss with such Person the affairs, finances and accounts of the Company and its Subsidiaries in accordance with this Section 5C.

         5D.     COVENANT TO SECURE NOTES EQUALLY.  If the Company or any of
its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Sections 6C and 6D (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section
11C), the Company will make or cause to be made effective provision whereby the Notes will be contemporaneously secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured (including, without limitation, the provision of any financial accommodations extended to the holders of such other Indebtedness in connection with the release of such Lien and/or the sale of any property subject thereto), it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

         5E.     PARTNERSHIP OR CORPORATE EXISTENCE, ETC.; COMPLIANCE WITH
LAWS.

                 (i) Except as otherwise expressly permitted in accordance with Section 6G or 6J, (a) the Company will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation for U.S. federal income tax purposes, (b) the Company will cause each of its Subsidiaries to keep in full force and effect its partnership or corporate existence, as the case may be, and (c) the Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect all of its material rights and franchises; provided, however, that the partnership or corporate existence of any Subsidiary, and any right or franchise of the Company or any Subsidiary, may be terminated notwithstanding this Section 5E if such termination (x) is in the best interest of the Company and the Subsidiaries, (y) is not disadvantageous to the holders of the Notes in any material respect and (z) could not reasonably be expected to have a Material Adverse Effect.

                 (ii) The Company will, and will cause each of its Subsidiaries to, at all times comply with all laws, regulations and statutes (including without limitation any zoning or building ordinances or code or Environmental Laws) applicable to it except for any failure to so comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (iii) The Company will notify the holders of the Notes a reasonable time prior to the adoption of any amendment to the Partnership Agreement, the Credit Agreement or any Operative Agreement and will include in that notice a reasonably detailed description of such amendment and the intended effects thereof.

         5F.     PAYMENT OF TAXES AND CLAIMS.  The Company will, and will
cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its Subsidiaries, or any of its or its Subsidiaries' properties or assets or in respect of any of its or any of its Subsidiaries' franchises, business, income or profits when the same become due and payable, and all claims (including without limitation claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its or any of its Subsidiaries' properties or assets; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the Board of Directors of the General Partner.

         5G.     COMPLIANCE WITH ERISA.  The Company will, and will cause its
Subsidiaries to, comply in all material respects with the provisions of ERISA and the Code applicable to the Company and its Subsidiaries and their respective employee benefit programs.

         5H.     MAINTENANCE AND SUFFICIENCY OF PROPERTIES.

                 (i) The Company will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, all to the extent necessary to avoid a Material Adverse Effect.

                 (ii) The Company will maintain and will cause to be maintained as employees of the Company and its Subsidiaries such number of individuals, having appropriate skills, as may be necessary from time to time to sustain continuous operation of the Business at the time. Except as described on Schedule 8H, the Company will continue and will cause its Subsidiaries to continue to own or have valid rights to use all of the Assets constituting personal or intellectual property (including without limitation computer equipment, computer software and other intellectual property) reasonably necessary for the operation of the Business, in each case subject to no Liens except such as are permitted by Section 6C.

         5I.     INSURANCE.

                 (i) The Company will, and will cause its Subsidiaries to, at its or their expense, at all times maintain, or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their properties and business with coverages comparable to those generally carried by companies of similar size that conduct the same or similar business and have similar properties in the same general areas in which the Company conducts its business; provided, however, that the Company may maintain a system of self-insurance in an amount not exceeding an amount as is customary for companies with established reputations engaged in the same or similar business and owning and operating similar properties.

                 (ii) The Company will, and will cause each of its Subsidiaries to, pay as and when the same become due and payable the premiums for all insurance policies that the Company and its Subsidiaries are required to maintain hereunder.

         5J.     ENVIRONMENTAL LAWS.  The Company will, and will cause each of its Subsidiaries to:

                          (i) comply with all applicable Environmental Laws and any permit, license, or approval required under any Environmental Law, except for failures to so comply which could not reasonably be expected to have a Material Adverse Effect;

                          (ii) store, use, release, or dispose of any Hazardous Substance at any property owned or leased by the Company or any of its Subsidiaries in a manner which could not reasonably be expected to have a Material Adverse Effect;

                          (iii) avoid committing any act or omission which would cause any Lien to be asserted against any property owned by the Company or any of its Subsidiaries pursuant to any Environmental Law, except where such Lien could not reasonably be expected to have a Material Adverse Effect;

                          (iv)    use, handle or store any propane in
                 compliance, in all material respects, with all applicable laws.

         5K.     OPERATIVE AGREEMENTS.  The Company will perform and comply with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not accept the termination of any such Operative Agreement or any amendment or supplement thereof or modification or waiver thereunder, unless any such failure to perform, comply or enforce or any such acceptance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5L.     AFTER-ACQUIRED PROPERTY.  From and after the date of the
Closing, the Company will, and will cause each of its Subsidiaries to, execute and deliver such amendments to the Security Agreement, execute and deliver such instruments and agreements (including, without limitation, such Certificates and Stock Powers) and execute and cause to be duly recorded, published, registered or filed in the appropriate jurisdictions such Financing Statements, as shall be necessary to grant to the Collateral Agent a valid, perfected, first priority security interest, subject to Liens permitted by the Security Agreement, in any asset acquired by the Company or any Subsidiary of the Company (including, without limitation, the Capital Stock of any Subsidiary) after the Closing, to the extent such asset would have been included in the Collateral granted at the Closing had the Company or one of its Subsidiaries owned such asset as of the Closing. The Company will pay or cause to be paid all taxes, fees and other governmental charges in connection with the execution, delivery, recording, publishing, registration and filing of such documents and instruments in such places.

         5M.     FURTHER ASSURANCES.  At any time and from time to time
promptly, the Company shall, at its expense, execute and deliver to each holder of a Note and the Collateral Agent such instruments and documents, and take such further action, as the holders of the Notes may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and the other Financing Documents and to establish, perfect, preserve and protect the rights, interests and remedies created, or intended to be created, in favor of the holders of the Notes hereunder and thereunder, including, without limitation, the execution and delivery of Certificates and Stock Powers and the execution, delivery, recordation and filing of Financing Statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction, and the delivery of satisfactory opinions of counsel.

         5N.     NO ACTION REQUIRING REGISTRATION.  Neither the Company nor
anyone acting on its behalf will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act or to the registration or qualification provisions of any securities or Blue Sky law of any applicable jurisdiction.

         5O.     BOOKS AND ACCOUNTS.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which full, true and proper entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with GAAP.

         5P.     AVAILABLE CASH RESERVES.  The Company will maintain an amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Company and its Subsidiaries (including reserves for future capital expenditures) subsequent to such quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any Subsidiary is a party or by which it is bound or its assets are subject (including the Financing Documents) and (iii) provide funds for distributions to partners of the Master Partnership and the General Partner in respect of any one or more of the next four quarters; provided that the General Partner need not establish cash reserves pursuant to clause (iii) if the effect of such reserves would be that the Master Partnership is unable to distribute the Minimum Quarterly Distribution (as defined in the Agreement of Limited Partnership of the Master Partnership) on all Common Units with respect to such quarter; and provided, further, that disbursements made by the Company or a Subsidiary of the Company or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash, within such quarter if the General Partner so determines. In addition, without limiting the foregoing, Available Cash for any fiscal quarter shall reflect reserves equal to (x) 50% of the interest projected to be paid on the Notes in the next succeeding fiscal quarter, plus (y) beginning with a date three fiscal quarters before a scheduled principal payment date on the Notes, 25% of the aggregate principal amount thereof due on any such payment date in the third succeeding fiscal quarter, 50% of the aggregate principal amount due on any such payment date in the second succeeding fiscal quarter and 75% of the aggregate principal amount due on any quarterly payment date in the next succeeding fiscal quarter, plus
(z) the Unused Proceeds Reserve as of the date of determination; provided that the foregoing reserves for amounts to be paid on the Notes shall be reduced by the aggregate amount of advances available to the Company from responsible financial institutions under binding, irrevocable (a) credit or financing commitments (which are subject to no conditions which the Company is unable to meet) and (b) letters of credit (which are subject to no conditions which the Company is unable to meet), in each case to be used to refinance such amounts to the extent such amounts could be borrowed and remain outstanding under Sections 6A and 6B.

         5Q.     PARITY DEBT.

                 (i) The Company shall ensure that the lenders from time to time in respect of any outstanding Parity Debt shall, in the documents governing the terms of such Indebtedness, (a) recognize the existence and validity of the obligations represented by the Notes and (b) agree to refrain from making or asserting any claim that the Financing Documents or the obligations represented by the Notes are invalid or not enforceable in accordance with its and their terms as a result of the circumstances surrounding the incurrence of such obligations.

                 (ii) Each holder of Notes from time to time, as evidenced by its acceptance of such Notes, (a) acknowledges the existence and validity of the obligations of the Company under the Credit Agreement (and any replacement, extension, renewal, refunding or refinancing thereof permitted by clause (ii) or (iii) of Section 6B, as the case may be) and (b) agrees to refrain from making or asserting any claim that such obligations or the instruments governing the terms thereof are invalid or not enforceable in accordance with its and their terms as a result of the circumstances surrounding the incurrence of such obligations.

         6. NEGATIVE COVENANTS. The Company hereby covenants and agrees that from the Closing and thereafter so long as any of the Notes are outstanding:

         6A.     FINANCIAL RATIOS.  The Company will not permit:

                          (i) Ratio of Consolidated Funded Indebtedness to Consolidated EBITDA. The ratio as of the end of any fiscal quarter of Consolidated Funded Indebtedness to Consolidated EBITDA to exceed 5.25 to 1.00; or

                          (ii) MINIMUM INTEREST COVERAGE. The ratio as of the end of any fiscal quarter of Consolidated EBITDA to Consolidated Interest Expense to be less than (a) 2.00 to 1.00 prior to the first anniversary of the Closing Date or (b) 2.25 to 1.00 on or after the first anniversary of the Closing Date.

         Notwithstanding any of the provisions of this Agreement the Company will not, and will not permit any Subsidiary to, enter into any transaction pursuant to Section 6B, clauses (vii), (viii) and (xiv)(b) of Section 6C,
Section 6F, or clauses (i)(b), (i)(c), (ii)(b) and (iii) of Section 6G, (x) if after giving effect to any such transaction a Default or Event of Defaults exists, or (y) if the consummation of any such transaction would result in a violation of this Section 6A, calculated for such purpose as of the date on which such transaction were to be consummated both immediately before and after giving effect to the consummation thereof; provided, however, that in the case of transactions pursuant to Section 6G, the calculation shall be made on a pro forma basis in accordance with GAAP after giving effect to any such transaction, with the ratio recomputed as at the last day of the most recently ended fiscal quarter of the Company as if such transaction had occurred on the first day of the relevant four quarter period.

         6B.     INDEBTEDNESS.  The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, or otherwise become directly or indirectly liable with respect to, any Indebtedness, except (subject to the provisions of Section 6D):

                          (i) the Company may become and remain liable with respect to Indebtedness evidenced by the Notes and Indebtedness incurred in connection with any extension, renewal, refunding or refinancing of Indebtedness evidenced by the Notes, provided that (x) the principal amount of such Indebtedness shall not exceed the principal amount of the Indebtedness evidenced by the Notes, together with any accrued interest and Yield Maintenance Amount, with respect thereto being extended, renewed, refunded or refinanced, and (y) such Indebtedness may not have an average life to maturity shorter than the remaining average life to maturity of the Indebtedness being extended, renewed, refunded or refinanced;

                          (ii) the Company may become and remain liable with respect to Indebtedness incurred under the Revolving Working Capital Facility and for any purpose permitted by the Revolving Working Capital Facility and any Indebtedness incurred for any such permitted purpose which replaces, extends, renews, refunds or refinances any such Indebtedness, in whole or in part; provided that the aggregate principal amount of Indebtedness permitted under this clause
                 (ii) shall not at any time exceed an amount equal to (x) $15,000,000 less (y) the amount of Indebtedness, if any, outstanding under the revolving working capital facility permitted by clause (v) of this Section 6B;

                          (iii) the Company may become and remain liable with respect to Indebtedness incurred by the Company under the Acquisition Facility and any Indebtedness incurred for such permitted purpose which replaces, extends, renews, refunds or refinances any such Indebtedness, in whole or in part; provided that the aggregate principal amount of Indebtedness permitted under this clause (iii) shall not at any time exceed $35,000,000;

                          (iv) any Subsidiary of the Company may become and remain liable with respect to Indebtedness of such Subsidiary owing to the Company or to a Wholly-Owned Subsidiary of the Company;

                          (v) Heritage Service Corp. may become and remain liable with respect to Indebtedness incurred under a revolving working capital facility and for any purpose permitted by such revolving working capital facility and any Indebtedness incurred for any permitted purpose which replaces, extends, renews, refunds or refinances any such Indebtedness, in whole or in part; provided that the aggregate principal amount of Indebtedness permitted under this clause (v) shall not at any time exceed $1,000,000;

                          (vi) the Company and any of its Subsidiaries may become and remain liable with respect to Indebtedness relating to any business, property or assets acquired by or contributed to the Company or such Subsidiary or which is secured by a loan on any property or assets acquired by or contributed to the Company or such Subsidiary to the extent such Indebtedness existed at the time such business, property or assets were so acquired or contributed, and if such Indebtedness is secured by such property or assets, such security interest does not extend to or cover any other property of the Company or any of its Subsidiaries; provided that (a) immediately after giving effect to such acquisition or contribution, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (xiii) of this Section 6B and (b) such Indebtedness was not incurred in anticipation of such acquisition or contribution;

                          (vii) the Company and any of its Subsidiaries may become and remain liable with respect to Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within 2 Business Days of its incurrence;

                          (viii) M-P Oils Partnership may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $3,000,000, and the Company may become and remain liable with respect to Guarantees of such Indebtedness of M-P Oils Partnership and of Indebtedness of Bi-State Propane, provided that the aggregate amount of all Guarantees permitted by this clause (viii) shall not exceed $5,000,000;

                          (ix) any Person that after the date of Closing becomes a Subsidiary of the Company may become and remain liable with respect to any Indebtedness to the extent such Indebtedness existed at the time such Person became a Subsidiary; provided that (a) immediately after giving effect to such Person becoming a Subsidiary of the Company, the Company could incur at least $1.00 of additional Indebtedness in compliance with clause (xiii) of this Section 6B and (b) such Indebtedness was not incurred in anticipation of such Person becoming a Subsidiary of the Company;

                          (x) the Company and any of its Subsidiaries may become and remain liable with respect to Indebtedness owed to any person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such person;

                          (xi) the Company and any of its Subsidiaries may become and remain liable with respect to Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                          (xii) the Company may become and remain liable with respect to Indebtedness incurred in respect of Capitalized Lease Obligations; provided that the Lien in respect thereof is permitted by clause (viii) of Section 6C; and

                          (xiii) the Company and its Subsidiaries may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the other clauses of this Section 6B, if on the date the Company or any of its Subsidiaries becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (a) the ratio of Consolidated EBITDA to Consolidated Debt Service is equal to or greater than 2.50 to 1.0, (b) the ratio of Consolidated EBITDA to Consolidated Pro Forma Maximum Debt Service is equal to or greater than 1.25 to
                 1.0 and (c) no Default or Event of Default shall exist.

         6C.     LIENS.  The Company will not, and will not permit any of its
Subsidiaries to, create, assume, incur or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Section 5D), except:

                          (i) Liens existing on the date hereof on the property and assets of the Company or any of its Subsidiaries as described in Schedule 6C;

                          (ii) Liens for taxes, assessments or other governmental charges the payment of which is not yet due and payable or the validity of which is being contested in good faith in compliance with Section 5F;

                          (iii) attachment or judgment Liens not giving rise to an Event of Default and with respect to which the underlying action has been appealed or is being contested in good faith in compliance with Section 5F;

                          (iv) Liens of lessors, landlords, carriers, vendors, mechanics, materialmen, warehousemen, repairmen and other like Liens incurred in the ordinary course of business the payment of which is not yet due or which is being contested in good faith in compliance with Section 5F, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, provided that such Liens do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole;

                          (v) Liens (other than any Lien imposed by ERISA) incurred and pledges and deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance, old age pensions, retiree health benefits and other types of social security, or (b) to secure (or to obtain letters of credit that do not constitute Indebtedness and that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money or the obtaining of advances or credit; provided that such Liens do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole;

                          (vi) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                          (vii) Liens existing on any property of a Person at the time such Person becomes a Subsidiary of the Company or existing at the time of acquisition upon any property acquired by the Company or any of its Subsidiaries at the time such property is so acquired, through purchase, merger or consolidation or otherwise (whether or not the Indebtedness secured thereby shall have been assumed); provided, however, that in the case of any such Lien (1) such Lien shall at all times be confined solely to any such property and, if required by the terms of the instrument creating such Lien, other property which is an improvement to such acquired property,
                 (2) such Lien was not created in anticipation of such transaction, and (3) the Indebtedness secured by such Lien shall be permitted under Section 6B;

                          (viii) Liens created to secure all or any part of the purchase price, or to secure Indebtedness (other than Parity Debt) incurred or assumed to pay all or any part of the purchase price or cost of construction, of property acquired or constructed by the Company or any of its Subsidiaries after the Closing Date or to secure obligations incurred in consideration of non-compete agreements ("NON-COMPETE OBLIGATIONS") entered into in connection with any such acquisition, including an acquisition complying with clause
                 (b)(y) of Section 6I; provided that (a) any such Lien shall be confined solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument creating such Lien, other property (or improvement thereon) which is an improvement to such acquired or constructed property (and, in the case of any Lien securing Non-Compete Obligations, shall also be limited to (x) such items of property so acquired which are not of the character included in the definition of Collateral and (y) such additional items of the property so acquired, having a total fair market value (as determined in good faith by the Board of Directors of the General Partner) for the sum of (x) and (y) that is not more than the amount of the Non-Compete Obligations so secured), (b) such item or items of property so acquired are not required to become part of the Collateral under the terms of the Security Documents, (c) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property, (d) such Lien does not exceed an amount equal to 85% of the fair market value (100% in the case of Capitalized Lease Obligations and 35% in the case of Non-Compete Obligations) of such property (as determined in good faith by the Board of Directors of the General Partner) at the time of acquisition thereof and (e) after giving effect to such Lien no Default or Event of Default shall exist;

                          (ix) Liens on property or assets of any Subsidiary of the Company securing Indebtedness of such Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

                          (x) leases or subleases of equipment to customers which do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole;

                          (xi) easements, exceptions or reservations in any property of the Company or any Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Company or any of its Subsidiaries;

                          (xii)   Liens (other than Liens securing
                 Indebtedness) on the property or assets of any Subsidiary of the Company in favor of the Company or any other Wholly-Owned Subsidiary of the Company;

                          (xiii) Liens on the property or assets of Heritage Service Corp. securing Indebtedness permitted by clause (v) of
                 Section 6B provided that (i) such Liens shall at all times be confined to property or assets having an aggregate fair market value not exceeding $2,000,000, and (ii) as a result of any such Lien no Default or Event of Default shall exist;

                          (xiv)   Liens created by any of the Security
                 Documents securing (a) Indebtedness evidenced by the Notes, the Acquisition Facility or the Revolving Working Capital Facility) and (b) Additional Parity Debt; and

                          (xv) any Lien renewing, extending or refunding any Lien permitted by this Section 6C, provided that (a) the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien and (b) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal, extension or refunding shall be encumbered thereby.

         Notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, create, assume or incur any Lien upon or with respect to (a) any Subsidiary stock held by the Company or any Subsidiary of the Company, or (b) any of its proprietary software developed by or on behalf of the Company or its Affiliates necessary and useful for the conduct of the Business. No Lien permitted under this Section 6C shall result in over-collateralization except as required by conventional practice for specific types of borrowings.

         6D.     PRIORITY DEBT.   The Company will not permit Priority Debt, at
any time, to exceed the sum of (i) $5,000,000 plus (ii) 10% of the then Consolidated Tangible Net Worth of the Company and its Subsidiaries (but only to the extent such Consolidated Tangible Net Worth is positive). The provisions of this Section 6D are further limitations on Priority Debt that shall otherwise be permitted by Section 6A, 6B, or 6C.

         6E.     LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES.
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, purchase or own any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations of any Person, or make any other Investment, except:

                          (i) the Company or any of its Subsidiaries may make and own Investments (w) consisting of Units issued for purposes of making acquisitions, (x) arising out of loans and advances to employees incurred in the ordinary course of business and consisting of advances to pay reimbursable expenditures, (y) arising out of extensions of trade credit or advances to third parties in the ordinary course of business and (z) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

                          (ii) Guarantees that constitute Indebtedness to the extent permitted by Sections 6A and 6B and other Guarantees that are not Guarantees of Indebtedness and are undertaken in the ordinary course of business;

                         (iii)   investment in (collectively, "CASH
                 EQUIVALENTS")

                                  (a)      marketable obligations issued or
                          unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing one year or less from the date of acquisition thereof,

                                  (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.,

                                  (c)      commercial paper maturing no more
                          than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.,

                                  (d) certificates of deposit maturing one year or less from the date of acquisition thereof (1) issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada or issued by the United States branch of any commercial bank organized under the laws of any country in Western Europe or Japan, with capital and stockholders' equity of at least $500,000,000 (or the equivalent in the currency of such country), (A) the commercial paper or other short term unsecured debt obligations of which are as at such date rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors

                          Service, Inc. or (B) the long-term debt obligations of which are as at such date rated either A or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or A2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("PERMITTED BANKS") or (2) issued by Bank of Oklahoma, National Association, in an aggregate amount for all such certificates of deposit issued by Bank of Oklahoma, National Association, not to exceed $1,000,000,

                                  (e)      Eurodollar time deposits having a
                          maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank,

                                  (f)      bankers' acceptances eligible for
                          rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks, and

                                  (g) obligations of the type described in clause (a), (b), (c), (d) or (e) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company or any of its Subsidiaries by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

                          (iv) the Company or any of its Subsidiaries may acquire Capital Stock or other ownership interests of a Person
                 (i) located in the United States of America or Canada, (ii) incorporated or otherwise formed pursuant to the laws of the United States of America or Canada or any state or province thereof or the District of Columbia and (iii) engaged in substantially the same business as the Company which Person at the time of such acquisition is, or as a result thereof becomes, a Subsidiary of the Company;

                          (v) the Company or any of its Subsidiaries may make and own Investments (in addition to Investments permitted by clauses (i), (ii), (iii), and (iv) of this Section 6E) in any Person incorporated or otherwise formed pursuant to the laws of the United States of America or Canada or any state or province thereof or the District of Columbia; provided, however, that (i) the sum of (a) the aggregate amount of all such Investments made by the Company and its Subsidiaries following the Closing Date which are outstanding pursuant to this clause (v) plus
                 (b) all other Investments held by the Company and its Subsidiaries which are outstanding as of the Closing Date and listed on Schedule 6E shall not at any date of determination exceed 10% of Consolidated Net Tangible Assets (the "INVESTMENT LIMIT"); (ii) the representation in Section 8S shall be true and correct as of the date of determination; and
                 (iii) the aggregate amount of all such Investments made by the Company and its Subsidiaries and outstanding pursuant to this clause (v) in Persons engaged in a business which is not substantially the same as a line of business described in
                 Section 6H shall not at any date exceed $3,000,000; and (iv) no Investment pursuant to this clause (v) may be made unless if after giving effect thereto no Default or Event of Default exists;

                          (vi) the Company may make and become liable with respect to any Interest Rate Agreements; and

                          (vii) any Subsidiary of the Company may make Investments in the Company or in a Wholly-Owned Subsidiary of the Company.

         6F.     RESTRICTED PAYMENTS.  The Company will not directly or
indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that the Company may declare or order, and make, pay or set apart, during each fiscal quarter a Restricted Payment if (i) such Restricted Payment, together with all other Restricted Payments during such fiscal quarter, do not in the aggregate exceed the amount of Available Cash with respect to the immediately preceding quarter, and (ii) no Default or Event of Default exists before or immediately after any such proposed action.

         6G.     CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly,

                          (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

                                  (a)      any Subsidiary of the Company may
                          consolidate with or merge into the Company or a Wholly-Owned Subsidiary of the Company if the Company or a Wholly-Owned Subsidiary of the Company, as the case may be, shall be the surviving Person; and

                                  (b)      any entity (other than a Subsidiary
                          of the Company) may consolidate with or merge into the Company or a Subsidiary if the Company or a Subsidiary of the Company, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, (I) the Company and its Subsidiaries (x) shall not have a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the consolidated financial statements of the Company most recently delivered pursuant to Section 5A, of less than the Consolidated Net Worth of the Company immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to each holder of a Note at the time of such transaction, and (y) could incur at least $1.00 of additional Indebtedness in compliance with Section 6A and clause (xiii) of Section 6B.
                          (II) substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be located and substantially all of their business shall be conducted within the continental United States of America or Canada and (III) no Default or Event of Default shall exist and be continuing; and

                                  (c)      the Company may consolidate with or
                          merge into any other entity if (I) the surviving entity is a corporation or limited partnership organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, with substantially all of its properties located and its business conducted within the continental United States of America, (II) such corporation or limited partnership expressly and unconditionally assumes in writing the obligations of the Company under this Agreement, the Notes and the other Financing Documents, and delivers to each holder of a Note at the time outstanding an opinion of counsel satisfactory to the Required Holders with respect to the due authorization and execution of the related agreement of assumption and the enforceability of such agreement against such corporation or partnership, (III) immediately after giving effect to such transaction, such corporation or limited partnership (x) shall not have a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the consolidated financial statements of the Company most recently delivered pursuant to Section 5A (or if no such financials have yet been delivered under Section 5A, consistent with the consolidated financial statements referred to in Section 8D), of less than the Consolidated Net Worth of the Company immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to each holder of a Note at the time of such transaction, and (y) could incur at least $1.00 of additional Indebtedness in compliance with Section 6A and clause (xiii) of
                          Section 6B, and (IV) no Default or Event of Default shall exist and be continuing immediately before or after giving effect to such transaction; or

                          (ii) sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

                                  (a)      any Subsidiary of the Company may
                          sell, lease or otherwise dispose of all or substantially all its assets to the Company or to a Wholly-Owned Subsidiary of the Company; and

                                  (b)      the Company may sell, lease or
                          otherwise dispose of all or substantially all its assets to any corporation or limited partnership into which the Company could be consolidated or merged in compliance with clause (i)(c) of this Section 6G, provided that each of the conditions set forth in such clause (i)(c) shall have been fulfilled; or

                          (iii) sell, lease, convey, abandon or otherwise dispose of (including, without limitation, in connection with a Sale and Lease-Back Transaction) any of its assets (except in a transaction permitted by clause (i)(a), (i)(b), (i)(c),
                 (ii)(a) or (ii)(b) of this Section 6G or sales of inventory in the ordinary course of business consistent with past practice) or issue or sell Capital Stock of any Subsidiary of the Company, whether in a single transaction or a series of related transactions (each of the foregoing non-excepted transactions, an "ASSET SALE"), unless:

                                  (a)      immediately after giving effect to
                          such proposed disposition no Default or Event of Default shall exist and be continuing, satisfaction of this requirement to be set forth in reasonable defail in an Officer's Certificate delivered to each holder of a Note at the time of such transaction in the case of any Asset Sale involving assets that generate EBITDA and such Asset Sale involves consideration of $250,000 or more;

                                  (b)      such sale or other disposition is
                          for cash consideration or for consideration consisting of not less than 75% cash and not more than 25% interest-bearing promissory notes; provided, that the 75% limitation referred to in this clause
                          (b) shall not apply to any Asset Sale consisting solely of a sale or other disposition of land and buildings for an interest bearing promissory note as long as the amount of such promissory note does not exceed $250,000;

                                  (c)      one of the following two conditions
                          must be satisfied:

                                        (I)     (x) the aggregate Net Proceeds
                          of all assets so disposed of (whether or not leased back) over the immediately preceding 12-month period does not exceed $3,000,000 and (y) the aggregate Net Proceeds of all assets so disposed of (whether or not leased back) from the Closing Date through the date of such disposition does not exceed $10,000,000; or

                                        (II)    in the event that such Net
                          Proceeds (less the amount thereof previously applied in accordance with clause (x) of this clause (c)(II)) exceeds the limitations determined pursuant to clauses (x) and (y) of clause (c)(I) of this Section 6G (such excess amount being herein called "EXCESS SALE PROCEEDS"), the Company shall within 12 calendar months of the date on which such Net Proceeds exceeded any such limitation, cause an amount equal to such Excess Sale Proceeds to be applied (x) to the acquisition of assets in replacement of the assets so disposed of or of assets which may be productively used in the United States of America or Canada in the conduct of the Business, or (y) to the extent not applied pursuant to the immediately preceding clause
                          (x), to offer to make prepayments on the Notes pursuant to Section 4C hereto and, allocated on the basis specified for such prepayments in the definition of Allocable Proceeds, to offer to repay other Parity Debt (other than Indebtedness under
                          Section 6B(ii) or that by its terms does not permit such offer to be made); and

                                  (d)      the Company shall have delivered to
                          the Noteholders a Certificate of the Board of Directors of the General Partner, certifying that such sale or other disposition is for fair value and is in the best interests of the Company.

Notwithstanding the foregoing, Asset Sales shall not be deemed to include (1) any transfer of assets or issuance or sale of Capital Stock by the Company or any of its Subsidiaries to the Company or a Wholly-Owned Subsidiary of the Company, (2) any transfer of assets or issuance or sale of Capital Stock by the Company or any of its Subsidiaries to any Person in exchange for, or the Net Proceeds of which are applied within 12 months to the purchase of, other assets used in a line of business permitted under Section 6H and having a fair market value (as determined in good faith by the

Board of Directors of the General Partner) not less than that of the assets so transferred or Capital Stock so issued or sold and (3) any transfer of assets pursuant to an Investment permitted by Section 6E.

         6H.     BUSINESS.  The Company will not and will not permit any of its
Subsidiaries to engage in any line of business if as a result thereof the Company and its Subsidiaries would not be principally and predominately engaged in the Business and related general and administrative operations, as more fully described in the Memorandum and subject in all respects to the provisions of clause (iii) of the proviso to Section 6E(v).

         6I.     TRANSACTIONS WITH AFFILIATES.     The Company will not, and
will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with any Affiliate unless (i) (a) such transaction is on fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which would be obtained in an arm's-length transaction from a Person other than an Affiliate and (b) (x) such transaction is entered into in the ordinary course of business and pursuant to the reasonable requirements at the time of the Company's or such Subsidiary's operations, or (y) such transaction involves the acquisition by the Company from the General Partner of assets formerly owned by an entity, the Capital Stock of which was purchased by the General Partner, which acquisition is for a substantially equivalent value as the value of such purchase and is consummated within ten days after the consummation of such purchase, as long as such transaction otherwise would be permitted hereunder had the Company acquired such assets directly from such entity (including, for example, the acquisition by the Company from the General Partner of assets formerly owned by Kingston Propane, Inc.), (ii) such transaction is in connection with the incurrence of Indebtedness pursuant to Section 6B(viii), (iii) such transaction is in connection with the making of an Investment pursuant to Section 6E(i), (iv) such transaction is a Restricted Payment permitted by Section 6F, (v) such transaction involves performance under the Contribution Agreement (substantially in the form in effect on the Closing Date), (vi) such transaction involves indemnification and contribution under Section 7.7 of the Partnership Agreement (as said section is in effect on the Closing Date), to the extent such indemnification or contribution arises from operations or activities in connection with the Business (including securities issuances in connection with funding the Business) or (vii) such transaction is a specific transaction described in the Registration Statement.

         6J.     SUBSIDIARY STOCK AND INDEBTEDNESS.

                 (i) The Company will not permit any of its Subsidiaries directly or indirectly to issue or sell any Equity Interest of such Subsidiary of the Company to any Person other than the Company or a Wholly-Owned Subsidiary of the Company except (a) for the purpose of qualifying directors or
(b) in satisfaction of pre-emptive rights of holders of minority interests which are triggered by an issuance of Equity Interests to the Company or a Subsidiary of the Company and permit such holders to maintain their pro rata interests.

                 (ii) The Company will not directly or indirectly sell, assign, pledge or otherwise dispose of any Equity Interest in or any Indebtedness of any of its Subsidiaries, and will not permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise dispose of any Equity Interest in or any Indebtedness of any other Subsidiary of the Company except to the Company or a Wholly-Owned Subsidiary of the Company, unless (a) simultaneously with such sale, transfer or disposition, all of the Equity Interests (other than an Equity Interest representing less than 2% of the outstanding Equity Interests of all classes of such Subsidiary taken together, provided that such Equity Interest is considered an Investment pursuant to Section 6E(v) and is permitted thereunder) or Indebtedness of such Subsidiary owned by the Company and its Subsidiaries is sold, transferred or disposed of as an entirety, (b) the Board of Directors of the General Partner shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of such Equity Interests or Indebtedness is in the best interests of the Company, (c) such Equity Interests or Indebtedness are sold, transferred or otherwise disposed of for cash or Cash Equivalents or other assets used in a line of business permitted by Section 6H and having a fair market value (as determined in good faith by the Board of Directors of the General Partner) not less than that of the Equity Interests or Indebtedness so transferred, to a Person upon terms deemed by the Board of Directors of the General Partner to be acceptable, (d) the Subsidiary being sold, transferred or otherwise disposed of shall not have any continuing investment in the Company or any Subsidiary of the Company not being so sold, transferred or disposed and
(e) such sale, transfer or disposition is permitted by Section 6G.

         6K.     PAYMENT OF DIVIDENDS BY SUBSIDIARIES.  The Company will
not, and will not permit any of its Subsidiaries to, be subject to or enter into any agreement which restricts the ability of any Subsidiary of the Company to declare or pay any dividend to the Company, to make any distribution on any Equity Interest of such Subsidiary to the Company, or to lend money to the Company.

         6L.     SALES OF RECEIVABLES.  The Company will not, and will not
permit any of its Subsidiaries to, discount, pledge, sell (with or without recourse), or otherwise sell for less than face value thereof any of its accounts or notes receivable, except for sales of receivables (i) without recourse which are seriously past due and which have been substantially written off as uncollectible or collectible only after extended delays, or (ii) made in connection with the sale of a business but only with respect to the receivables directly generated by the business so sold.

         6M.     MATERIAL AGREEMENTS; TAX STATUS.

         The Company will not:

                 (i) amend or directly or indirectly modify in any manner the definitions of "Lenders' Portion" or "Designated Net Proceeds" of the Credit Agreement or any similar provisions of any agreement applicable to any extensions, renewals or refundings thereof as Parity Debt under the provisions of paragraph 6B(ii) or 6B(iii);

                 (ii) amend or modify in any manner adverse to the holders of the Notes, or grant any waiver or release under (if such action shall be adverse to the holders of the Notes), any Partnership Document, any notes evidencing Parity Debt or any agreement relating to Parity Debt or terminate in any manner any Partnership Document, it being understood, without limitation, that no modification that reduces principal, interest or fees, premiums, make-wholes or penalty charges, or extends any scheduled or mandatory payment, prepayment or redemption of principal or interest, or makes less restrictive any agreement or releases away any security, or waives any condition precedent or default shall be adverse to the holders of the Notes for purposes of this Agreement; or

                 (iii) permit the Master Partnership or the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

         7.      EVENTS OF DEFAULT.

         7A.     ACCELERATION.  If any of the following conditions or events
("EVENTS OF DEFAULT") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                 (i) the Company defaults in the payment of any principal of, or Premium, if any, on any Note when the same becomes due and payable, either by the terms thereof or otherwise as herein provided; or

                 (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the same becomes due and payable; or

                 (iii) the Company or any Subsidiary of the Company (whether as primary obligor or as guarantor or other surety) defaults in any payment of principal of or interest on any Parity Debt or any other Indebtedness other than the Notes (including without limitation any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), beyond any period of grace provided with respect thereto, or the Company or any Subsidiary of the Company fails to perform or observe any other agreement or term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such obligation to become due or to be repurchased prior to any stated maturity, provided that the aggregate amount of all Indebtedness as to which such a default (payment or other) shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary of the Company) shall occur and be continuing exceeds $2,000,000; provided, further, that no waiver, modification or amendment relating to any such a default (payment or other) or such a failure or other event with respect to any Parity Debt or agreement or instrument relating to any Parity Debt shall be effective for purposes of this clause (iii) if any consideration (other than the payment of reasonable attorney's fees) is given, directly or indirectly, by the Company or any of its Subsidiaries or Affiliates in respect thereof, unless substantially the same consideration is given to the holders of the Notes; or

                 (iv) any representation or warranty made in any writing by or on behalf of the Company, Heritage or the Operating Partnership in this Agreement, any other Financing Document or any instrument furnished pursuant to this Agreement or any Financing Document shall prove to have been false or incorrect in any material respect on the date as of which made; or

                 (v) the Company fails to perform, observe or comply with any agreement contained in Section 6; or

                 (vi) the Company fails to perform or observe any other agreement, term or condition contained in this Agreement or the other Financing Documents and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge or notice thereof; or

                 (vii) the General Partner, the Company or any Significant Subsidiary Group makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                 (viii) any decree or order for relief in respect of the General Partner, the Company or any Significant Subsidiary Group is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                 (ix) the General Partner, the Company or any Significant Subsidiary Group petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the General Partner, the Company or any Significant Subsidiary Group , or of any substantial part of the assets of the General Partner, the Company or any Significant Subsidiary Group, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of the General Partner, the Company or any Significant Subsidiary Group) relating to the General Partner, the Company or any Significant Subsidiary Group under the Bankruptcy Law of any other jurisdiction; or

                 (x) any such petition or application is filed, or any such proceedings are commenced, against the General Partner, the Company or any Significant Subsidiary Group and the General Partner, the Company or any Significant Subsidiary Group by any act indicates its approval thereof, consents thereto or acquiescences therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                 (xi) a judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover in full) shall be rendered against the Company or any Subsidiary of the Company and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or
         (ii) within 45 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment is not discharged; or

                 (xii) any order, judgment or decree is entered in any proceedings against the General Partner, the Company or any Significant Subsidiary Group decreeing the dissolution of the General Partner, the Company or any Significant Subsidiary Group and such order, judgment or decree remains unstayed and in effect for more than 30 days or any other event occurs that results in the termination, dissolution or winding up of the Company, subject to Section 6G, the General Partner or any Significant Subsidiary Group; or

                 (xiii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary of the Company whose assets represent a substantial part of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary of the Company, which shall have contributed a substantial part of the Consolidated Net Income of the Company and its Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal or review within 45 days after entry thereof, or in the event of such a stay, such order, judgment or decree shall not be dismissed within 45 days after such stay expires; or

                 (xiv) any of the Security Documents shall at any time, for any reason cease to be in full force and effect or shall fail to constitute a valid, perfected first priority Lien with respect to the Collateral, subject to Liens permitted by the Security Agreement, or shall be declared to be null and void in whole or in any material respect (i.e., relating to the validity or priority of the Liens created by the Security Documents or the remedies available thereunder) by the judgment of any court or other Governmental Authority having jurisdiction in respect thereof, or if the validity or the enforceability of any of the Security Documents shall be contested by or on behalf of the Company, or the Company shall renounce any of the Security Documents, or deny that it is bound by the terms of any of the Security Documents; or

                 (xv) (a) the General Partner shall be engaged in any business or activities other than those permitted by the Partnership Agreement as in effect on the Closing Date, or (b) Heritage ceases to be the sole general partner of the Company or the Master Partnership, or (c) Current Management shall own, directly or indirectly, less than 51% of the Capital Stock of the General Partner; or

                 (xvi) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount exceeding $2,000,000; or

                 (xvii) an event of default under any of the Security Documents has occurred and is continuing then (a) if such event is an Event of Default specified in clause (i) or (ii) of this Section 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this Section 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (i), (ii), (viii), (ix) or (x) of this Section 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide prepaid compensation for the deprivation of such right under such circumstances.

         7B.     RESCISSION OF ACCELERATION.  At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to
Section 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Premium, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Premium at the rate specified in the Notes,
(ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to Section 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C.     NOTICE OF ACCELERATION OR RESCISSION.  Whenever any Note shall be declared immediately due and payable pursuant to Section 7A or any such declaration shall be rescinded and annulled pursuant to Section 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

         7D.     OTHER REMEDIES.  If any Event of Default or Default shall
occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. Each of Heritage and the Company represents, covenants and warrants as follows:

         8A.     ORGANIZATION.  Heritage is a corporation, duly organized,
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties (including without limitation the assets owned and operated by it after giving effect to the Transactions), to conduct its business, to enter into this Agreement, the other Financing Documents to which it is a party and the Operative Agreements, to issue and sell the Notes and to carry out the terms of this Agreement, the Notes, and such other Financing Documents and the Operative Agreements. The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and operate its properties (including without limitation the assets owned and operated by it after giving effect to the Transactions), to conduct its business, to enter into this Agreement and the other Financing Documents to which it is a party and the Operative Agreements, to assume all of Heritage's obligations under the Notes and to carry out the terms of this Agreement, the Notes, such other Financing Documents and Operative Agreements. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own and operate its properties (including without limitation the assets owned and operated by it).

         8B.     PARTNERSHIP INTERESTS.  The sole general partner of the
Operating Partnership is Heritage, which upon the Closing will own a 1.0101% general partner interest in the Operating Partnership. Upon the Closing (a) the only limited partner of the Operating Partnership will be the Master Partnership, which will own a 98.9899% limited partner interest in the Operating Partnership as provided in the Registration Statement, and (b) the Operating Partnership will not have any partners other than Heritage and the Master Partnership. The Operating Partnership does not have, and immediately after giving effect to the Transactions will not have, any Subsidiary other than the Subsidiaries of the Company as set forth on
Schedule 8B or any Investments in any Person (other than as set forth on Schedule 6E or 8B or Investments of the types described in Section 6E(i), (ii),
(iii) or (vi)).

         8C.     QUALIFICATION.  Heritage is duly qualified or registered and is in good standing as a foreign corporation for the transaction of business, the Operating Partnership is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and each of the Subsidiaries of the Company is duly qualified or registered and is in good standing as a foreign corporation or partnership, as the case may be, for the transaction of business, in the states and to the extent listed in
Schedule 8C, and, except as reflected on Schedule 8C, there are no other jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect. Heritage has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, the Notes, the other Financing Documents to which it is a party and the Operative Agreements. The Operating Partnership has taken all necessary partnership action to authorize the execution, delivery and performance by it of this Agreement, the other Financing Documents to which it is a party and the Operative Agreements, and to assume all of Heritage's obligations under the Notes. At or prior to the Closing, Heritage will have duly executed and delivered each of this Agreement, the Notes, the other Financing Documents to which it is a party and the Operative Agreements, and each of such documents and instruments and the Notes and the Security Documents will constitute the legal, valid and binding obligation of Heritage enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). At or prior to the Closing, the Operating Partnership will have duly executed and delivered each of this Agreement, the other Financing Documents and the Operative Agreements to which it is a party, and each of such documents and agreements and the Notes and the Security Documents will constitute the legal, valid and binding obligation of the Operating Partnership enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8D.     BUSINESS; FINANCIAL STATEMENTS.

                 (i) Heritage has delivered to you complete and correct copies of (a) the Registration Statement and (b) the Memorandum. The pro forma condensed consolidated financial statements of the Master Partnership set forth in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder and the assumptions on which the pro forma adjustments reflected in such pro forma condensed consolidated financial statements are based provide a reasonable basis for presenting the significant effects of the transactions contemplated by such pro forma condensed consolidated financial statements and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in such pro forma condensed consolidated financial statements.

                 (ii) The Operating Partnership has not engaged in any business or activities prior to the date of this Agreement, except for activities related to its formation, organization and prospective operations, and will not have any significant assets or liabilities prior to the completion of the Transactions, except as contemplated by this Agreement. Immediately prior to the date of this Agreement each Subsidiary of the Company was engaged in the business indicated on Schedule 8B.

                 (iii) The Registration Statement contains complete and correct copies of (a) the audited balance sheets of Heritage as of August 31, 1995 and August 31, 1994, and the related audited statements of operations and cash flows for the fiscal years ended August 31, 1995, August 31, 1994 and August 31, 1993 and (b) the unaudited condensed balance sheets of Heritage as of February 29, 1996 and the related unaudited condensed statements of operations and cash flows for the six months ended February 29, 1996 and February 28, 1995. Such financial statements (including any related schedules and notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of Heritage required to be shown in accordance with such principles. The balance sheets fairly present the financial condition of Heritage as at the respective dates thereof, and the results of operations and cash flows fairly present the results of operations of Heritage and its consolidated cash flows for the periods indicated.

                 (iv) Heritage has delivered to you complete and correct copies of the unaudited pro forma condensed consolidated balance sheet of the Operating Partnership as of February 29, 1996 giving effect to the Transactions. Such balance sheet has been prepared in accordance with GAAP to the extent applicable to such balance sheet and fairly presents in all material respects the financial position of the Operating Partnership on a pro forma basis immediately after the Transactions in accordance with the assumptions disclosed therein at the date of such balance sheet.

                 (v) Heritage has delivered to you true and correct copies of the documents and other materials listed on Schedule 8D.

         8E. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of Heritage or the Operating Partnership, threatened against Heritage, Operating Partnership or any of the Subsidiaries of the Company, or any properties or rights of Heritage, the Operating Partnership or any of the Subsidiaries of the Company, by or before any court, arbitrator or administrative or governmental body (i) which questions the validity or enforceability of this Agreement, the Notes, any other Financing Document or any Operative Agreement or any action to be taken pursuant to this Agreement, the Notes, any other Financing Document or any Operative Agreement or (ii) which could reasonably be expected to result in a Material Adverse Effect.

         8F.     CHANGES.  Except as contemplated by this Agreement, the Notes, the other Financing Documents or the Operative Agreements or as described in the Registration Statement or the Memorandum, (i) none of Heritage, the Operating Partnership or any of the Subsidiaries of the Company has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transaction, in each case other than in the ordinary course of business, and (ii) there has not been any material adverse change in or effect on the business, assets, financial condition or prospects of Heritage or the Operating Partnership or any of the Subsidiaries of the Company. There has not been, and on or prior to the Closing Date there will not be, any Restricted Payment of any kind declared, paid or made by Heritage or the Operating Partnership except as specifically described in the Registration Statement. There has not been, prior to the Transactions, any incurrence of Indebtedness under the Acquisition Facility or the Revolving Working Capital Facility.

         8G.     OUTSTANDING INDEBTEDNESS.  Other than the Indebtedness
represented by the Notes, neither Heritage, the Operating Partnership nor any of the Subsidiaries of the Company as set forth on Schedule 8B has outstanding any Indebtedness except as set forth on Schedule 8G and any such Indebtedness which is indicated in Schedule 8G to be paid in full on the Closing Date will be paid in full at the time of Closing. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto. Immediately after giving effect to the Transactions, no instrument or agreement to which the Operating Partnership or any of the Subsidiaries of the Company is a party or by which the Operating Partnership, any such Subsidiary, or their respective properties is bound (other than this Agreement and the Credit Agreement and other than as indicated in Schedule 8G) will contain any restriction on the incurrence by the Operating Partnership or any of the Subsidiaries of the Company of additional Indebtedness.

         8H.     TRANSFER OF ASSETS AND BUSINESS; TITLE TO PROPERTIES.

                 (i) Except as set forth on Schedule 8H, each of Heritage, the Operating Partnership and the Subsidiaries of the Company will at the Closing, after giving effect to the Transactions, be in possession of, and operating in compliance with, all franchises, grants, authorizations, approvals, licenses, permits, easements, rights- of-way, consents, certificates and orders (collectively, the "PERMITS") required (a) to own, lease or use its properties (including without limitation to own, lease or use the Assets owned, leased or used by it) and (b) considering all such Permits in the possession of, and complied with by, the Operating Partnership and its Subsidiaries taken together, to permit the conduct of the Business as now conducted and proposed to be conducted, except for those Permits (x) which are routine and administrative in nature and are expected in the reasonable judgment of the Operating Partnership to be obtained or given in the ordinary course of business after the Closing , and (y) which, if not obtained or given, would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect,

                 (ii) Except as set forth on Schedule 8H, on the date hereof, Heritage has, and on the Closing Date and after giving effect to the Transactions, the Operating Partnership and the Subsidiaries of the Company will have, (i) good and marketable title to, or valid leasehold interests in, all of the Assets constituting real property except for defects in, or lack of recorded title and exceptions to leasehold interests that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (ii) good and sufficient title to, or valid rights to use, all of the Assets constituting personal property reasonably necessary for the operation of such personal property as it is used on the date hereof and proposed to be used in the Business, in each case subject to no Liens except such as are permitted by Section 6C and Liens, if any, which will be discharged at the Closing. The Assets owned by the Operating Partnership and the Subsidiaries of the Company after giving effect to the Transactions will be all of the assets and properties reasonably necessary to enable the Operating Partnership and its Subsidiaries to conduct the Business after the Transactions as described in the Registration Statement and the Memorandum. Subject to such exceptions as would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect (A) on the date hereof Heritage and its Subsidiaries enjoy, and upon the completion of the Transactions the Operating Partnership and the Subsidiaries of the Company will enjoy, peaceful and undisturbed possession under all leases and subleases necessary in any material respect for the conduct of the Business, and (B) all such leases and subleases are valid and subsisting and are in full force and effect. None of the properties or assets of Heritage, the Operating Partnership or any of the Subsidiaries of the Company is subject to any Lien other than Liens that would be permitted to be imposed pursuant to Section 6C as of the Closing Date, immediately after giving effect to the Transactions.

                 (iii) Except as set forth on Schedule 8H, upon the completion of the Closing, Heritage will have transferred to the Operating Partnership record and beneficial ownership of properties, easements and licenses comprising all of the Assets previously owned or operated by it (including the assets of any entity consolidating with or merging into Heritage).

                 (iv) Except as set forth on Schedule 8H, on the Closing Date and immediately after giving effect to the Transactions, the Assets will constitute all of the Collateral.

         8I.     TAXES.  On the Closing Date and after giving effect to the
Transactions, each of the Operating Partnership and its Subsidiaries will have filed all federal, state and other income tax returns which, to the knowledge of the Operating Partnership, are required to be filed or will have properly filed for extensions of time for the filing thereof, and has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises as shown to be due on such returns, except those which are not past due or are being contested in good faith in compliance with Section 5F. The Operating Partnership is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable state laws and is treated as a pass-through entity for U.S. federal income tax purposes.

         8J.     COMPLIANCE WITH OTHER INSTRUMENTS, ETC.; SOLVENCY.

                 (i) On the Closing Date, immediately prior to the completion of any of the transactions contemplated by the Registration Statement (including without limitation the transactions contemplated by this Agreement, the Notes, the other Financing Documents and the Operative Agreements), neither Heritage, the Operating Partnership nor any of the Subsidiaries of the Company will be in violation of (a) any provision of its certificate or articles of incorporation or other constitutive documents or its by-laws, (b) any provision of any agreement or instrument to which it is a party or by which any of its properties is bound or (c) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority except (in the case of clauses (b) and (c) above only) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect.

                 (ii) The execution, delivery and performance of this Agreement, the Notes, the other Financing Documents and the Operative Agreements, and the completion of the transactions contemplated by the Registration Statement to occur prior to or at the time of the Closing (including without limitation the transactions contemplated by this Agreement, the Notes, the other Financing Documents and the Operative Agreements) will not violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of Heritage, the Operating Partnership or any of the Subsidiaries of the Company,
(b) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, or (c) any provision of any agreement or instrument to which Heritage, the Operating Partnership or any of the Subsidiaries of the Company is a party or by which any of its properties is bound.

                 (iii) Upon giving effect to the issuance of the Notes on the Closing Date both before and after giving effect to the assumption of the Notes by the Operating Partnership, no Note shall be "in default", as that term is used in section 1405(a)(2) of the New York Insurance Law. Each of Heritage and the Operating Partnership is, and upon giving effect to the issuance by Heritage, and the assumption by the Operating Partnership, of the Notes on the Closing Date, will be, a "solvent institution", as that term is used in section 1405 of the New York Insurance Law, whose "obligations are not in default as to principal or interest", as those terms are used in said section 1405(c).

                 (iv) Upon completion of the transactions contemplated by the Registration Statement to occur prior to or at the time of Closing (including, without limitation, the transactions contemplated by this Agreement, the Notes, the other Financing Documents and the Operative Agreements), none of Heritage, the Operating Partnership or any Subsidiary of the Company shall (a) be insolvent, (b) be engaged or about to engage in business or a transaction at a time Heritage, the Operating Partnership or any Subsidiary of the Company could be viewed as having unreasonably small capital, or (c) intend to incur, or believe that it would incur, debts that would be beyond its ability to pay as such debts matured.

         8K.     GOVERNMENTAL CONSENT.  No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance of this Agreement, the Notes, the other Financing Documents or the Operative Agreements, or for the valid offer, issue, sale, delivery and performance of the Notes pursuant to this Agreement.

         8L.     OFFERING OF NOTES.  Neither Heritage, the Operating
Partnership nor any of their respective Affiliates nor any agent acting on behalf of any of the foregoing has, directly or indirectly, offered the Notes or any part thereof or any similar security of Heritage or the Operating Partnership for sale to, or solicited any offers to buy any of the same from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and not more than [85] other institutional investors, and neither

Heritage, the Operating Partnership nor anyone acting on their respective behalfs has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or "blue sky" laws of any applicable jurisdiction.

         8M.     USE OF PROCEEDS.  The net proceeds from the sale of the Units by the Partnership will be used as contemplated by the Registration Statement, including the final form of prospectus filed under Rule 424(b)(1) of the Securities Act. The net proceeds of the sale of the Notes will be used to repay a portion of the pre-existing Indebtedness of Heritage assumed by the Operating Partnership and to repurchase equity interests of the stockholders of Heritage (the "EQUITY REPURCHASE"), all as contemplated by the Registration Statement, including such final form of prospectus. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock (as defined in Section 8R hereof) or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither Heritage nor the Operating Partnership nor anyone acting on their respective behalfs has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8N.     ERISA.  Each of Heritage and the Operating Partnership and
their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

         8O.     ENVIRONMENTAL COMPLIANCE.

         (i) Except where the failure to be in compliance could not present a reasonable likelihood of having a Material Adverse Effect, as of the date hereof Heritage is, and immediately after giving effect to the Transactions, the Operating Partnership and each

Subsidiary of the Company will be, in compliance with all Environmental Laws applicable to it and to the Business or Assets. Heritage has obtained and at Closing the Operating Partnership and each Subsidiary of the Company will be in compliance with all franchises, grants, authorizations, permits, licenses, and approvals required under Environmental Laws, except for any non-compliance or failure to obtain such Permits which could not reasonably be expected to have a Material Adverse Effect. Heritage has submitted timely and complete applications to renew any expired or expiring Permits required pursuant to any Environmental Law, except for any non-compliance or failure to obtain such Permits which could not reasonably be expected to have a Material Adverse Effect. All reports, documents, or other submissions required by Environmental Laws to be submitted by Heritage or the Operating Partnership to any Governmental Authority or Person have been filed by Heritage and the Operating Partnership, except where the failure to do so would not present a reasonable likelihood of having a Material Adverse Effect.

         (ii)  (a)        There is no Hazardous Substance present at any of the
real property currently owned or leased by Heritage, the Operating Partnership or any of the Subsidiaries of the Company except to the extent that such presence could not reasonably be expected to have a Material Adverse Effect, and (b) to the knowledge of Heritage and the Operating Partnership, there was no Hazardous Substance present at any of the real property formerly owned or leased by Heritage during the period of ownership or leasing by such Person; and with respect to such real property and subject to the same knowledge and temporal qualifiers concerning Hazardous Substances with respect to formerly owned or leased real properties, there has not occurred (x) any release, or to the knowledge of Heritage and the Operating Partnership, any threatened release of a Hazardous Substance, or (y) any discharge or, to the knowledge of Heritage and the Operating Partnership, threatened discharge of any Hazardous Substance into the ground, surface or navigable waters which discharge or threatened discharge violates any federal, state, local or foreign laws, rules or regulations concerning water pollution.

         (iii) None of Heritage, the Operating Partnership or any of the Subsidiaries of the Company has disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation, or arrangement would give rise to liability pursuant to CERCLA or any analogous state statute other than any such liabilities that could not reasonably be expected to have a Material Adverse Effect.

         (iv) As of the date hereof: (a) no Lien has been asserted by any Governmental Authority or person resulting from the use, spill, discharge, removal, or remediation of any Hazardous Substance with respect to any real property currently owned or leased by Heritage or the Operating Partnership, and (b) to the knowledge of Heritage and the Operating Partnership, no such Lien was asserted with respect to any of the real property formerly owned or leased by Heritage during the period of ownership or leasing of the real property by such Person.

         (v) (a) There are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property currently owned or leased by Heritage or the Operating Partnership in violation of any Environmental Law, and (b) to the knowledge of Heritage and the Operating Partnership, there were no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property formerly owned or leased by Heritage in violation of any Environmental Law during the period of ownership or leasing of such real property by such Person.

         (vi) As of the date hereof, any propane is stored, used and handled by Heritage, the Operating Partnership and the Subsidiaries of the Company in compliance with all applicable Environmental Laws except for any storage, use or handling of propane that could not reasonably be expected to have a Material Adverse Effect.

         8P.     PRE-EMPTIVE RIGHTS.  There are no pre-emptive rights to which a holder of a minority interest in any Subsidiary of the Company is entitled.

         8Q.     DISCLOSURE.  This Agreement, the Notes, the other Financing
Documents, the Operative Agreements, the Memorandum and any other document, certificate or statement furnished to any Purchaser by or on behalf of Heritage, the Operating Partnership or their respective Subsidiaries or Affiliates, in connection herewith, taken together, do not contain and the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Heritage or the Operating Partnership which has or in the future could reasonably be expected to have (so far as Heritage or the Operating Partnership can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of Heritage or the Operating Partnership (including the Registration Statement) prior to the date hereof in connection with the transactions contemplated hereby.

         8R.     FEDERAL RESERVE REGULATIONS.  None of Heritage, the Operating
Partnership, or any Subsidiary of the Company will, directly or indirectly, use any of the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a "purpose credit" which is secured "directly or indirectly by margin stock", in each case within the meaning of

Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or of Regulation X (12 C.F.R. 224, as amended) or any other applicable regulation of such Board. No indebtedness being retired, directly or indirectly, out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any stock which is currently a "margin stock", and neither Heritage nor the Operating Partnership owns or has any present intention of acquiring any amount of such "margin stock".

         8S.     INVESTMENT COMPANY ACT.  None of Heritage, the Operating
Partnership or any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         8T.     PUBLIC UTILITY HOLDING COMPANY ACT.  Each of Heritage, the
Operating Partnership and each Subsidiary of the Company is exempt from all of the provisions of the Public Utility Holding Company Act of 1935, as amended (the "PUHCA") and the rules thereunder other than Section 9(a)(2) thereof based upon a no-action letter from the Commission dated June 19, 1996.

         8U.     MATTERS RELATING TO THE GENERAL PARTNER.  Immediately after the Transactions, the ownership of Heritage and the Master Partnership shall be, in all material respects, as described in the Registration Statement. Heritage will own, in addition to the interest described in Section 8B, a 1% general partner interest in the Master Partnership and 3,702,943 Subordinated Units, representing a 47.0% limited partner interest in the Master Partnership and the Operating Partnership on a combined basis, if no overallotment option is exercised by the Underwriters or representing a 43.6% limited partnership interest in the Master Partnership and the Operating Partnership on a combined basis, if the overallotment option is exercised in full by the Underwriters.

         9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser severally and not jointly represents as follows:

         9A.     NATURE OF PURCHASE.  Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with a distribution of the Notes within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

         9B.     SOURCE OF FUNDS.  At least one of the following statements is an accurate representation as to the source of funds (the "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder:

                 (i) the Source is a general account of an insurance company, and the amount of the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plans (as defined by Section 3(3) of ERISA) together with the amount of the reserves and liabilities (as defined by the NAIC Annual Statement) for the general account contract(s) held by or on behalf of any other such employee benefit plans maintained by the same employer (or affiliate thereof as defined in United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60) or by the same employee organization do not exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company. For purposes of the percentage limitation above, the amount of reserves and liabilities for the general account contract(s) held by or on behalf of an employee benefit plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis; or

                 (ii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (b) a bank collective investment fund, within the meaning of PTCE 91-38 (issued July 12, 1991) and, except as disclosed on a list that has been provided by such Purchaser to the Company, no employee benefit plan or group of plans maintained by the same employer or employee organization participates to the extent of 10% or more of all assets allocated to such pooled separate account or collective investment fund; or

                 (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTCE 84- 14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed on Schedule 9B hereto; or

                 (iv)     the Source is a governmental plan; or

                 (v) the Source is one or more employee benefit plans or plans or a separate account, trust fund or other entity the assets of which consist of "plan assets" of any employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101, and each such employee benefit plan or plan has been disclosed on Schedule 9B hereto; or

                 (vi) the Source does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of "plan assets" of employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101.

As used in this Section 9B, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "plan" has the meaning assigned thereto in Section 4975(e)(1) of the Code.

         9C.     STATUS OF PURCHASER.  By its execution of this Agreement,
each Purchaser severally represents that it is an "accredited investor" by reason of the provisions of clause (1), (3) or (7) of the definition of that term in Regulation D under the Securities Act.

         9D.     REPRESENTATIONS OF EACH PURCHASER TO EACH OTHER PURCHASER.  By
its execution of this Agreement, each Purchaser severally represents and acknowledges to each other Purchaser that it has, independently and without reliance upon any other Purchaser and based on the financial statements referred to in Section 8D, the Memorandum and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also severally represents and acknowledges to each other Purchaser that it will, independently and without reliance upon any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. The provisions of this Section 9C are for the sole benefit of the Purchasers and are not intended to benefit or to confer any right upon the Company or any other Person.

         10.     DEFINITIONS.     For the purpose of this Agreement, the terms
defined in the introductory sentence and in Sections 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

         10A.    YIELD-MAINTENANCE TERMS.

                 "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                 "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 4B or 4C or is declared to be immediately due and payable pursuant to Section 7A, as the context requires.

                 "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                 "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities if no maturity corresponds to the applicable Remaining Average Life.

                 "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                 "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 4B or 4C or is declared to be immediately due and payable pursuant to Section 7A, as the context requires.

                 "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B.    OTHER TERMS.

                 "ACCEPTING HOLDERS" shall have the meaning specified in
Section 4D(iii).

                 "ACQUIRED DEBT" shall mean with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

                 "ACQUISITION FACILITY" shall mean the proposed $35,000,000 acquisition revolving credit facility of the Company provided for in the Credit Agreement for the purpose of financing acquisitions and improvements and repairs.

                 "ADDITIONAL PARITY DEBT" shall mean Indebtedness of the Company incurred in accordance with Section 6A and, clause (xiii) of Section 6B to fund acquisitions or provide working capital, provided that the covenants imposed on the Company therein or in any agreement or instrument relating thereto are no more restrictive than the covenants imposed on the Company herein, and provided, further, that no such Indebtedness shall be deemed Additional Parity Debt unless immediately before and after giving effect to the incurrence thereof no Default or Event of Default shall have occurred and be continuing.

                 "ADMINISTRATIVE AGENT" shall mean The First National Bank of Boston, as administrative agent under the Credit Agreement, together with its successors as such administrative agent.

                 "AFFILIATE" shall mean, with respect to any Person any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person , except a Subsidiary of such Person. A Person shall be deemed to control a corporation if such Person (i) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise or (ii) owns at least 5% of the Voting Stock of a corporation. As applied to the Company, "Affiliate" includes without limitation the General Partner and the Master Partnership.

                 "AGENTS" shall mean the Administrative Agent and Bank of Oklahoma, National Association, as documentation agent under the Credit Agreement, collectively.

                 "AGREEMENT" shall have the meaning set forth in Section 11C.

                 "ALLOCABLE PROCEEDS" shall mean, with respect to Excess Sale Proceeds or Excess Taking Proceeds, as the case may be, to be applied on any date pursuant to Sections 4C and 4D, the principal amount thereof available to prepay the Notes determined by allocating such Excess Sale Proceeds or Excess Taking Proceeds, as the case may be, pro rata among the holders of all Notes and other Parity Debt (other than Indebtedness permitted by Section 6(B)(ii)), if any, according to the aggregate principal amounts of the Notes and such other Parity Debt outstanding on the date the applicable prepayment is to be made in accordance with Sections 4C and 4D.

                 "ASSET ACQUISITION" shall mean (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any Person (other than a Subsidiary of the Company).

                 "ASSET SALE" shall have the meaning specified in Section
6G(iii).

                 "ASSETS" shall have the meaning specified in the second opening paragraph hereof.

                 "ATTRIBUTABLE DEBT" shall mean, with respect to any Sale and Lease-Back Transaction not involving a Capitalized Lease Obligation, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than accounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

                 "AVAILABLE CASH" shall mean, with respect to any fiscal quarter of the Company: (i) the sum of (a) all cash and cash equivalents of the Company and its Subsidiaries on hand at the end of such quarter and (b) all additional cash and cash equivalents of the Company and its Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings for working capital purposes made subsequent to the end of such quarter, less (ii) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to
(a) provide for the proper conduct of the business of the Company and its Subsidiaries (including reserves for future capital expenditures) subsequent to such quarter, (b) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any Subsidiary is a party or by which it is bound or its assets are subject (including the Financing Documents) and (c) provide funds for distributions to partners of the Master Partnership and the General Partner in respect of any one or more of the next four quarters; provided that the General Partner need not establish cash reserves pursuant to clause (c) if the effect of such reserves would be that the Master Partnership is unable to distribute the Minimum Quarterly Distribution (as defined in the Agreement of Limited Partnership of the Master Partnership) on all Common Units with respect to such quarter; and provided, further, that disbursements made by the Company or a Subsidiary of the Company or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash, within such quarter if the General Partner so determines. In addition, without limiting the foregoing, Available Cash for any fiscal quarter shall reflect reserves equal to (A) 50% of the interest projected to be paid on the Notes in the next succeeding fiscal quarter plus (B) beginning with a date three fiscal quarters before a scheduled principal payment date on the Notes, 25% of the aggregate principal amount thereof due on any such payment date in the third succeeding fiscal quarter, 50% of the aggregate principal amount due on any such payment date in the second succeeding fiscal quarter and 75% of the aggregate principal amount due on any quarterly payment date in the next succeeding fiscal quarter, plus (C) the Unused Proceeds Reserve as of the date of determination, provided that the foregoing reserves for amounts to be paid on the Notes shall be reduced by the aggregate amount of advances available to the Company from responsible financial institutions under binding irrevocable (x) credit or financing commitments (which are subject to no conditions which the Company is unable to meet) and (y) letters of credit (which are subject to no conditions which the Company is unable to meet), in each case, to be used to refinance such amounts to the extent such amounts could be borrowed and remain outstanding under Sections 6A and 6B.

                 "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of Section 7A.

                 "BI-STATE" shall mean Heritage - Bi State Corp. a Delaware corporation.

                 "BUSINESS" shall have the meaning specified in the opening paragraph hereof.

                 "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

                 "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which under GAAP would be required to be capitalized on the books of the Company or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                 "CASH EQUIVALENTS" shall have the meaning set forth in Section 6E(iii).

                 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time.

                 "CERTIFICATES AND STOCK POWERS" shall have the meaning specified in Section 3H.

                 "CHANGE OF CONTROL" shall mean the acquisition by any Person or group of related persons (as such terms are defined in the Exchange Act) (other than the Current

Management or group of related persons (as so defined) including the Current Management) of beneficial ownership of more than 50% of the Units.

                 "CLOSING" shall have the meaning specified in Section 2.

                 "CLOSING DATE" shall have the meaning specified in Section 2.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "COLLATERAL" shall have the meaning specified in the Security Agreement; provided, however, that Collateral shall not include for any purpose under this Agreement or any other Financing Document any property subject to a Lien incurred pursuant to clause (i), (vii) or (viii) of Section 6C or any renewals of any such Lien pursuant to clause (xv) of Section 6C, unless the Indebtedness secured by such Lien shall have been paid or discharged.

                 "COLLATERAL AGENT" shall have the meaning specified in Section 3H.

                 "COMMISSION" shall mean the United States Securities and Exchange Commission.

                 "COMMON UNITS" shall have the meaning specified in the second opening paragraph hereof.

                 "COMPANY" shall have the meaning specified in the third opening paragraph hereof.

                 "CONSOLIDATED DEBT SERVICE" shall mean, as of any date of determination, the total amount payable by the Company and its Subsidiaries on a consolidated basis during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal and interest payments with respect to Indebtedness of the Company and its Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed on such date to be incurred and to the substantially concurrent repayment of any other Indebtedness (a) including actual payments under Capitalized Lease Obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness referred to in clause (c) below) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate actually in effect on such date will remain in effect throughout such period,
(c) including only actual interest (but not principal) payments associated with the Indebtedness incurred pursuant to Section 6B(ii) and Section 6B(v) during the most recent four consecutive calendar quarters and (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Indebtedness incurred pursuant to Section 6B(ii) and Section 6B(v)) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended (except for such extensions as may be made in the sole discretion of the borrower thereunder and without any conditions that remain to be fulfilled by the borrower or waived by the lender thereunder). See Section 10C.

                 "CONSOLIDATED EBITDA" shall mean, as of any date of determination for any applicable period, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income and (b) to the extent deducted in the determination of Consolidated Net Income, after excluding amounts attributable to minority interests in Subsidiaries and without duplication, (i) Consolidated Non-Cash Charges, (ii) Consolidated Interest Expense and (iii) Consolidated Income Tax Expense less (2) any non-cash items increasing Consolidated Net Income for such period to the extent that such items constitute reversals of a Consolidated Non-Cash Charge for a previous period and which were included in the computation of Consolidated EBITDA for such previous period pursuant to the provisions of the preceding clause (1). Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis and in accordance with GAAP, to, without duplication, any Asset Sales or Asset Acquisitions (including without limitation any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries incurring, assuming or otherwise being liable for Acquired Debt) occurring during the period commencing on the first day of such period to and including the date of the transaction (the "REFERENCE PERIOD"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that Consolidated EBITDA generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period minus the pro forma expenses that would have been incurred by the Company and its Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Company and its Subsidiaries in the operation of such acquired business or asset and non-personnel costs and expenses incurred by the Company and its Subsidiaries in the operation of the Company's business at similarly situated facilities of the Company or any of its Subsidiaries (as determined in good faith by the General Partner based upon reasonable assumptions). As used herein, Consolidated EBITDA shall be determined (a) on the basis of 100% of that amount for the period of the four most recent fiscal quarters ending on or prior to the date of determination, or (b) 50% of that amount for the period of the eight most recent fiscal quarters ending on or prior to the date of determination, whichever is higher. See Section 10C.

                 "CONSOLIDATED FUNDED INDEBTEDNESS" shall mean, as of any date of determination, the aggregate amount of Indebtedness of the Company and its Subsidiaries outstanding on that date and maturing in more than 12 months, including the Notes and borrowings under the Acquisition Facility (including current maturities of any such Indebtedness). Notwithstanding anything to the contrary contained herein, Consolidated Funded Indebtedness shall not include borrowings under the Revolving Working Capital Facility to the extent permitted hereby.

                 "CONSOLIDATED INCOME TAX EXPENSE" shall mean, with respect to the Company and its Subsidiaries, for any period, the provision for federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP. See
Section 10C.

                 "CONSOLIDATED INTEREST EXPENSE" shall mean, as of any date of determination for any applicable period, without duplication, the sum of (i) the interest expense of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including without limitation (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. In computing Consolidated Interest Expense for any period prior to the end of the first four fiscal quarters ending after the Closing Date, Consolidated Interest Expense of the Company and its Subsidiaries shall be determined on the basis of interest accruing at a rate equal to the average interest rate payable on the date of determination with respect to Indebtedness outstanding from time to time under the Notes, the Acquisition Facility and the Revolving Working Capital Facility, rather than the rates of interest applicable to the interest expense of the Indebtedness refinanced thereby. In computing Consolidated Interest Expenses for purposes of clause
(ii) of Section 6A, the applicable period for the determination thereof shall be the four most recent fiscal quarters ending on or prior to the date of determination. See Section 10C.

                 "CONSOLIDATED NET INCOME" shall mean the net income of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP and after provision for minority interests and as adjusted to exclude (i) net after-tax extraordinary gains or losses, (ii) net after-tax gains or losses attributable to Asset Sales, (iii) the net income or loss of any Person which is not a Subsidiary of the Company and which is accounted for by the equity method of accounting, provided that Consolidated Net Income shall include the amount of cash dividends or distributions actually paid to the Company or any Subsidiary of the Company, (iv) the net income or loss prior to the date of acquisition of any Person combined with the Company or any Subsidiary of the Company in a pooling of interest, (v) the net income of any Subsidiary of the Company to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (vi) the cumulative effect of any changes in accounting principles. See Section 10C.

                 "CONSOLIDATED NET TANGIBLE ASSETS" shall mean, as of any date of determination, the Total Assets of the Company and its Subsidiaries, minus the net book value of all assets of the Company and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP. See Section 10C.

                 "CONSOLIDATED NET WORTH" shall mean, with respect to any Person, as of any date of determination, the total partners' capital (in the case of a partnership) or stockholders' equity (in the case of a corporation) of such Person at such date, as would be shown on a consolidated balance sheet of such Person and its Subsidiaries, if any, prepared in accordance with GAAP. See Section 10C.

                 "CONSOLIDATED NON-CASH CHARGES" shall mean with respect to the Company and its Subsidiaries, for any period, the aggregate depreciation and amortization, in each case reducing Consolidated Net Income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. See Section 10C.

                 "CONSOLIDATED PRO FORMA MAXIMUM DEBT SERVICE" shall mean, as of any date of determination, the maximum amount payable by the Company and its Subsidiaries on a consolidated basis during all periods of four consecutive calendar quarters, commencing with the calendar quarter in which such date of determination occurs and ending June 30, 2011, in respect of scheduled principal and interest payments with respect to all Indebtedness of the Company and its Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed on such date to be incurred and to the substantially concurrent repayment of any other Indebtedness (a) including all payments under Capitalized Lease Obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness referred to in clause (c) below) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate actually in effect on such date will remain in effect throughout such period, (c) including only actual interest (but not principal) payments associated with the Indebtedness incurred pursuant to Section 6B(ii) during the most recent four consecutive calendar quarters and (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Indebtedness incurred pursuant to Section 6B(ii)) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended (except for such extensions as may be made in the sole discretion of the borrower thereunder and without any conditions that remain to be fulfilled by the borrower or waived by the lender thereunder). See Section 10C.

                 "CONSOLIDATED TANGIBLE NET WORTH" shall mean, with respect to any Person, at any date of determination, the then Consolidated Net Worth of such Person minus the net book value of all assets of such Person and its Subsidiaries, if any (after deducting any reserves applicable thereto), which would be shown as intangible assets on a consolidated balance sheet of such Person and its Subsidiaries, if any, as of such time prepared in accordance with GAAP. See Section 10C.

                 "CONTRIBUTION AGREEMENT" shall mean the Contribution, Conveyance and Assumption Agreement, dated as of June 28, 1996, among Heritage, the Operating Partnership and the other signatories thereto, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

                 "CONTROL EVENT" shall mean:

                 (i) the execution of any written agreement to which the Company or any Affiliate of the Company is a party which could reasonably be expected to result in a Change of Control, or

                 (ii) the commencement (as such term is used in Rule 14d-2(a) under the Exchange Act as in effect on the date of the Closing) of a tender offer by any person (as such term is used in
         Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related person constituting a group (as such term issued in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) for units which would result in such person or group owning, directly or indirectly, more than 50% of the outstanding Units.

                 "CONVEYANCE AGREEMENTS" shall mean (a) the Contribution Agreement and (b) each of the individual bills of sale and other conveyance documents delivered to the Company pursuant to the Contribution Agreement in each case as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

                 "CREDIT AGREEMENT" shall mean the Credit Agreement dated as of the date hereof among the Operating Partnership, the Agents and the financial institutions which are or become parties from time to time thereto, evidencing the Acquisition Facility and the Revolving Working Capital Facility, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                 "CURRENT MANAGEMENT" shall mean the individual executive officers of the General Partner named as such in the Registration Statement, together with the heirs of, and trusts for the benefit of family members controlled by, any such executive officer.

                 "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, local and foreign laws, rules or regulations as amended from time to time, relating to emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into or in the environment (including without limitation air, surface water, ground water or land), or otherwise used in connection with the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances or wastes, as defined under such applicable laws.

                 "EQUITY INTEREST" shall mean, with respect to any Person, any capital stock issued by such Person, regardless of class or designation, or any limited or general partnership interest in such Person, regardless of designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                 "EQUITY REPURCHASE" shall have the meaning specified in
Section 8M.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                 "ERISA EVENT" shall mean (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any

Plan or Multiemployer Plan; (vi) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vii) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (viii) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Company or such Subsidiary would be liable for the payment of an excise tax.

                 "EVENT OF DEFAULT" shall mean any of the events specified in
Section 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "EXCESS PROCEEDS" shall have the meaning set forth in Section 4C(iv).

                 "EXCESS SALE PROCEEDS" shall have the meaning set forth in
Section 6G(iii)(c)(II).

                 "EXCESS TAKING PROCEEDS" shall have the meaning set forth in
Section 4C(ii).

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "FINANCING DOCUMENTS" shall mean this Agreement and the Security Documents.

                 "FINANCING STATEMENTS" shall have the meaning specified in
Section 3H.

                 "GAAP" shall have the meaning specified in Section 10C.

                 "GENERAL PARTNER" shall have the meaning specified in the third opening paragraph hereof.

                 "GOVERNMENTAL AUTHORITY" shall mean any governmental agency, authority, instrumentality or regulatory body, other than a court or other tribunal, in each case whether federal, state, local or foreign.

                 "GUARANTY" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of each such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non- furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                 "HAZARDOUS SUBSTANCE" shall mean any substance so designated pursuant to CERCLA, asbestos, petroleum, urea formaldehyde insulation and petroleum by-products (other than propane).

                 "HERITAGE" shall have the meaning specified in the first opening paragraph hereof.

                 "INDEBTEDNESS" shall mean, with respect to any Person, without duplication,

                 (a) any indebtedness for borrowed money, all obligations upon which interest charges are customarily paid and all obligations evidenced by any bond, note, debenture or other similar instrument which such Person has directly or indirectly created, incurred or assumed;

                 (b) all obligations of others secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; provided that the amount of such Indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time of the property subject to such Lien;

                 (c) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

                 (d) the principal component of any Capitalized Lease Obligations to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

                 (e) all Attributable Debt of such Person in respect of Sale and Lease-Back Transactions not involving a Capitalized Lease Obligation;

                 (f) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

                 (g) any Preferred Stock of any Subsidiary of such Person valued at the liquidation preference thereof, or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

                 (h) any indebtedness of the character referred to in clause (a), (b), (c), (d), (e), (f) or (g) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

                 (i) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d), (e), (f), (g) or (h) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty;

                 (j) all obligations, contingent or fixed, of such person as an account party in respect of letters of credit (other than letters of credit incurred in the ordinary course of business and consistent with past practice);

                 (k) all liabilities of such Person in respect of unfunded vested benefits under pension plans (determined on a net basis for all such plans) and all asserted withdrawal liabilities of such Person or a commonly controlled entity to a Multiemployer Plan;

                 (l)      Swaps (other than Interest Rate Agreements);

                 (m) all obligations of such Person in respect of bankers' acceptances (other than in respect of accounts payable to suppliers incurred in the ordinary course of business consistent with past practice); and

                 (n) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (m) above.

                 For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors or a similar governing body of the issuer of such Redeemable Capital Stock.

                 "INTERCREDITOR AGREEMENT" shall have the meaning specified in
Section 3H.

                 "INTEREST RATE AGREEMENT" shall mean any fully matched interest rate Swap entered into with the intent to protect the Company against fluctuations in interest rates and entered into as a bona fide hedging arrangement and not for purposes of investment or speculation.

                 "INVESTMENT" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an "Investment" for purposes of this Agreement so long as such assets are all used in the Business). For the purposes of
Section 6E(v), the amount involved in Investments made during any period shall be the aggregate cost to the Company and its Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made). See Section 10C.

                 "INVESTMENT LIMIT" shall have the meaning specified in Section 6E.

                 "LEGAL REQUIREMENT" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation of any of the foregoing by any Governmental Authority) of any Governmental Authority.

                 "LIABILITIES" shall have the meaning specified in the second opening paragraph hereof.

                 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                 "MASTER PARTNERSHIP" shall have the meaning specified in the second opening paragraph hereof.

                 "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, assets or financial condition of the Company or the Company and its Subsidiaries taken as a whole after giving effect to the Transactions, (b) a material impairment of the ability of the Company or any Subsidiary of the Company to perform any of its obligations under the Financing Documents to which it is a party or (c) a material adverse effect on the enforceability of any of the Financing Documents.

                 "MEMORANDUM" shall mean the memorandum dated May, 1996, prepared by Prudential Securities Incorporated for use in connection with the Company's private placement of the Notes.

                 "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

                 "NET PROCEEDS" shall mean the proceeds of any sale of assets in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents net of (i) brokerage commissions and other fees and expenses related to such sale, (ii) provisions for any taxes payable as a result of such sale, (iii) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets sold, (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such sale of assets and retained by the Company or any Subsidiary of the Company, as the case may be, after such sale and (v) amounts required to be applied to the repayment of Indebtedness (other than the Notes and amounts due under the Revolving Working Capital Facility or Acquisition Facility) secured by a Lien on the assets sold.

                 "NON-ACCEPTING HOLDERS" shall have the meaning specified in
Section 4D(i).

                 "NON-COMPETE OBLIGATIONS" shall have the meaning specified in
Section 6C(viii).

                 "NOTES" shall have the meaning specified in Section 1.

                 "OFFERING" shall have the meaning specified in the second opening paragraph hereof.

                 "OFFICER'S CERTIFICATE" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents, and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to the Master Partnership or the Operating Partnership, a certificate executed on behalf of the Master Partnership or the Operating Partnership, as the case may be, by its general partner in a manner which would qualify such certificate (a) if such general partner were a corporation, as an Officer's Certificate of such general partner hereunder or (b) if such general partner were a partnership or other entity, as a certificate executed on its behalf by Persons authorized to do so pursuant to the constituting documents of such partnership or other entity.

                 "OPERATING PARTNERSHIP" shall have the meaning specified in the second opening paragraph hereof.

                 "OPERATIVE AGREEMENTS" shall mean the Contribution Agreement, the Conveyance Agreements, and the Partnership Agreement.

                 "PARITY DEBT" shall mean (a) Indebtedness of the Company (other than the Notes) incurred in accordance with clauses (i), (ii) and (iii) of Section 6B and (b) Additional Parity Debt.

                 "PARTNERSHIP AGREEMENT" shall mean the Agreement of Limited Partnership of the Operating Partnership as in effect on the Closing Date, and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

                 "PARTNERSHIP DOCUMENTS" shall mean the Agreement of Limited Partnership of the Master Partnership and the Partnership Agreement, in each case as in effect on the Closing Date and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.

                 "PERMITS" shall have the meaning specified in Section 8H.

                 "PERMITTED BANKS" shall have the meaning specified in Section
6E.

                 "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "PLAN" shall mean any "employee pension benefit plan" as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "PREFERRED STOCK" shall mean, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated), which is preferred as to the payment of distributions or dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person.

                 "PREMIUM" shall mean the Yield-Maintenance Amount and any premium payable in connection with a Change of Control.

                 "PRIORITY DEBT" shall mean as of any date of determination, the sum, without duplication, of (i) Indebtedness of the Subsidiaries of the Company (other than Indebtedness owed to the Company or another Wholly-Owned Subsidiary), plus (ii) Indebtedness of the Company and its Subsidiaries secured by Liens permitted by clauses (i) and (vii) of Section 6C and any renewals of such Liens permitted by clause (xv) of Section 6C.

                 "PROPERTY" shall mean any interest in any kind of property or asset whether real, personal, or mixed, or tangible or intangible.

                 "PRO RATA OPTION" shall have the meaning specified in Section 4D(iii).

                 "PTCE" shall have the meaning specified in Section 9B.

                 "PUHCA" shall have the meaning specified in Section 8U.

                 "PURCHASERS" shall have the meaning specified in the second opening paragraph hereof.

                 "QPAM EXEMPTION" shall have the meaning specified in Section
9B.

                 "REDEEMABLE CAPITAL STOCK" shall mean, as of any date of determination, any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which such shares are convertible or exchangeable or by contract or otherwise, are or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity with respect to the principal of any Note or are redeemable at the option of the holder thereof at any time prior to the stated maturity of any Note, or are convertible into or exchangeable for Indebtedness at any time prior to the stated maturity of any Note.

                 "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-1 of Heritage Propane Partners, L.P. (Registration No. 333-4018) filed with the Securities and Exchange Commission on April 25, 1996, as amended by Amendment No. 1, filed with the Securities and Exchange Commission on June 4, 1996, Amendment No. 2, filed with the Securities and Exchange Commission on June 14, 1996, and Amendment No. 3, filed with the Securities and Exchange Commission on June 21, 1996, in the form when declared effective by the Commission and as amended on or prior to the date of this Agreement.

                 "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

                 "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                 "RESTRICTED PAYMENT" shall mean any payment or other distribution, direct or indirect, in respect of any partnership or other equity interest in the Company, except a distribution payable solely in additional partnership or other equity interests in the

Company, and any payment, direct or indirect on account of the redemption, retirement, purchase or other acquisition of any partnership or other equity interest in the Company.

                 "REVOLVING WORKING CAPITAL FACILITY" shall mean the proposed $15,000,000 revolving credit facility of the Company provided for in the Credit Agreement for working capital and other general partnership purposes not to exceed $15,000,000 aggregate principal amount at any time outstanding.

                 "SALE AND LEASE-BACK TRANSACTION" shall mean, with respect to any Person (a "TRANSFEROR"), any arrangement (other than between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) whereby (a) property (the "SUBJECT PROPERTY") has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "SECURITY AGREEMENT" shall have the meaning specified in
Section 3H.

                 "SECURITY DOCUMENTS" shall mean the Security Agreement, the Certificates and Stock Powers and the Financing Statements.

                 "SENIOR DEBT" shall mean Indebtedness of the Company which is not expressed to be junior or subordinate to any other Indebtedness of the Company.

                 "SIGNIFICANT SUBSIDIARY GROUP" shall mean any Subsidiary of the Company, or any group of Subsidiaries of the Company, which at any time of determination account for (or in the case of a recently formed or acquired Subsidiary would have so accounted for on a pro forma basis) more than 5% of consolidated operating revenues of the Company and its Subsidiaries for the fiscal year most recently ended or more than 5% of consolidated total assets of the Company and its Subsidiaries as of the end of the most recently ended fiscal quarter, in each case computed in accordance with GAAP.

                 "SOURCE" shall have the meaning specified in Section 9B.

                 "SUBORDINATED UNITS" shall have the meaning specified in the second opening paragraph hereof.

                 "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interests in the capital or profits of such partnership, limited liability company, joint venture or association with ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or Persons performing similar functions) of such trust or other entity, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries. For the purposes of any computation under Section 6A or clause (xiii) of Section 6B, the defined terms Consolidated Debt Service, Consolidated EBITDA, Consolidated Funded Indebtedness, Consolidated Interest Expense and Consolidated Pro Forma Maximum Debt Service shall be calculated on the basis that Bi-State is a Subsidiary of the Company, but only as long as the Company shall own 50% or more of the interests in the capital or profits of Bi-State with ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) thereof.

                 "SWAPS" shall mean, with respect to any Person, payment obligations (fixed or contingent) with respect to interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                 "TOTAL ASSETS" shall mean, as of any date of determination, the consolidated total assets of the Company and its Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as of that date. See Section 10C.

                 "TRANSACTIONS" shall have the meaning specified in the third opening paragraph hereof.

                 "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

                 "UNDERWRITING AGREEMENT" shall mean the Underwriting Agreement, dated June 25, 1996, among the Partnership, the underwriters named in Schedule I thereto and the other signatories thereto, relating to the Common Units registered under the Registration Statement.

                 "UNITS" shall mean, collectively, the Common Units and the Subordinated Units.

                 "UNUSED PROCEEDS RESERVE" shall mean, as of any date of determination, all amounts theretofore offered to prepay Parity Debt under
Section 6G(iii)(c)(II) and to prepay Notes under Section 4C, the prepayment of which was declined by the applicable lenders, less the portion of such amounts theretofore applied by the Company to operations or capital expenditures in connection with the conduct of the Company's business.

                 "UNUTILIZED TAKING PROCEEDS" shall mean, as of any date, any insurance or condemnation proceeds (net of the reasonable costs of proceedings in connection therewith and settlements in respect thereof) in excess of $100,000 with respect to any single occurrence that were received by the Company or any of its Subsidiaries in respect of any damage, destruction, condemnation or other taking of all or any portion of the properties or assets of the Company or any of its Subsidiaries and that have not been reinvested by the Company or any of its Subsidiaries within a period of twelve months after such receipt in the restoration, modification or replacement of the properties or assets in respect of which such insurance or condemnation proceeds were received.

                 "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation the holders of which are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 "WHOLLY-OWNED" shall mean, as applied to any Subsidiary of any Person, a Subsidiary at least 98% (by vote or value) of the outstanding Equity Interests (other than directors' qualifying shares, if required by law) of all classes, taken together as a whole, of which are at the time owned by such Person or by one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries.

                 "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         10C.    ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.

                 (i) All references in this Agreement to "generally accepted accounting principles" or to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof, but subject to the provisions of this Section 10C. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be prepared hereunder shall be prepared in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause
(ii) of Section 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (iii) of Section 8D.

                 (ii) All references herein to "the Company and its Subsidiaries" for the purposes of computing the consolidated financial position, results of operations or other balance sheet or financial statement items (including without limitation the computation of , Available Cash, Consolidated Debt Service, Consolidated EBITDA, Consolidated Income Tax Expense, Consolidated Indebtedness, Consolidated Interest Expense, Consolidated Net Income, Consolidated Non- Cash Charges, Consolidated Pro Forma Maximum Debt Service and Consolidated Total Assets) shall be deemed to include only the Company and its Subsidiaries as separate legal entities and, unless otherwise provided herein, shall not include the financial position, results of operations, cash flows or other such items of any other Person , whether or not in any particular instance, such accounting treatment would be in accordance with GAAP.

         11.     MISCELLANEOUS.

         11A.    NOTE PAYMENTS.  The Company agrees that, so long as any
Purchaser shall hold any Note, it will make payments of principal of, interest on and any Premium payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment, and without any requirement of presenting such Note for payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this Section 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this Section 11A.

         11B.    EXPENSES.  The Company covenants and agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including without limitation or duplication all fees and expenses referred to in Section 3K and (i) all document production and duplication charges and the fees and expenses (including those incurred after the Closing) of not more than one special counsel engaged by all of the Purchasers in connection with this Agreement, and the transactions contemplated hereby and of any special counsel employed by such Purchaser or such Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted,
(ii) the costs and expenses of the Collateral Agent, and (iii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or such Transferee in obtaining or perfecting any security for the Notes, in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or the Security Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any Security Document or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case or a workout. The obligations of the Company under this Section 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

         11C.    CONSENT TO AMENDMENTS.

                 (i) This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Premium payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration, or change the relative priority of the Notes in relation to any other Indebtedness of the Company. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 11C, whether or not such Note shall have been marked to indicate such consent but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                 (ii) So long as there are any Notes outstanding, neither the Company nor any of its Affiliates will submit a request to the holder of any Note for any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Neither the Company nor any of its Subsidiaries or Affiliates will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest fee or otherwise, to any holder of Notes as consideration for or as inducement to entering into any waiver or amendment of any of the terms and provisions of this Agreement or the Notes by any holder of Notes unless such remuneration is concurrently offered, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

                 (iii) Any consent given pursuant to this Section 11C by a holder of a Note which has (i) transferred or agreed to transfer all or a portion of its Notes to the Company or any of its Affiliates and (ii) provided such consent as a condition to such transfer shall be valid and binding only upon such holder. Any amendment or waiver which becomes effective only with such consent (and the consents of all other holders of the Notes which were acquired under the same or similar conditions) shall be valid and binding only upon such holder or holders, as the case may be.

         11D.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST
NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000 except as may be necessary to reflect any principal amount less than or not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense within 5 Business Days, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense within 5 Business Days, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement (or, in the case of any holder of a Note other than an institutional investor, upon receipt of an indemnity bond in such reasonable amount as the Company may determine), or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note within 5 Business Days.

         11E.    PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to due
presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Premium payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

         11F.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         11G.    SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11H.    DISCLOSURE TO OTHER PERSONS.  The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any of its Subsidiaries in connection with or pursuant to this Agreement to (i) such holder's directors, trustees, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such holder is a party or (d) in connection with the enforcement (or attempted enforcement) of any of the Financing Documents. Each Purchaser agrees (and any Transferee which avails itself of the benefits of Section 5A(iii) or (xii) or Section 5C shall be deemed to have likewise agreed) (such Purchaser and any such Transferee each herein called a "HOLDER") to hold in confidence in accordance with its internal corporate practice for treating confidential information received from third parties and not disclose any information (other than information (a) which was publicly known or otherwise known to such Holder at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (b) which subsequently becomes publicly known through no act or omission by such Holder, or (c) which otherwise becomes known to such Holder, other than through disclosure by the Company or any of its Subsidiaries) delivered or made available by or on behalf of the Company or any of its Subsidiaries to such Holder (including without limitation any nonpublic information obtained pursuant to Section 5A or 5C) in connection with or pursuant to this Agreement which is clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the holder of any Note from disclosing such information as provided in the preceding sentence.

         11I.    NOTICES.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and by telecopy (such delivery confirmed by telephone) and (i) if to any Purchaser, addressed to such Purchaser at the address (or facsimile telephone number) specified for such communications in the Purchaser Schedule attached hereto, or at such other address (or facsimile telephone number) as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address (or facsimile telephone number) as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, (iii) if to the Company, to Heritage Operating, L.P., 8801 South Yale Avenue, Suite 310, Tulsa, Oklahoma 74137, Attention: Chief Financial Officer, or at such other address (or facsimile telephone number) as the Company shall have specified to the holder of each Note in writing.

         11J.    SUBSTITUTION OF WHOLLY-OWNED SUBSIDIARY.  With respect to the
Notes being purchased by any institutional investor, such Purchaser shall have the right to substitute one of its Wholly-Owned Subsidiaries as the purchaser of any of the Notes to be purchased by such Purchaser hereunder, by written notice delivered to the Company, which notice shall be signed by such Purchaser and such Subsidiary, shall contain such Subsidiary's agreement to be bound by this Agreement and shall contain a confirmation by such Subsidiary of the accuracy with respect to it of the representations contained in Section 9, provided that such confirmation may contain a statement to the effect that such Subsidiary shall at all times have the right to transfer the Notes being purchased by it to such Purchaser. The Company agrees that, upon receipt of any such notice, whenever the terms "Purchaser" and "holder" are used in this Agreement (other than this Section 11J), in reference to such transferring Purchaser, such terms shall be deemed to refer to such Subsidiary in lieu of said transferring Purchaser. In the event that such Subsidiary is so substituted hereunder and thereafter transfers its Notes or any portion thereof to such transferring Purchaser, upon receipt by the Company of notice of such transfer, whenever the terms "Purchaser" and "holder" are used in this Agreement (other than in this Section 11J) in reference to such transferring Purchaser, such terms shall be deemed to refer to such transferring Purchaser to the extent it owns all or any portion of the Notes, and such transferring Purchaser and such Subsidiary to such extent shall each have all the rights of any original Purchaser of Notes under this Agreement.

         11K.    PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

         11L.    SATISFACTION REQUIREMENT.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11M.    GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPLES.

         11N.    SEVERABILITY.  Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11O.    DESCRIPTIVE HEADINGS.  The descriptive headings of the several
Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11P.    COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         11Q.    SEVERALTY OF OBLIGATIONS.  The sales of Notes to the
Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in Section 3G, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

         11R.    WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, ANY EXHIBIT HERETO OR ANY FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN) MADE HEREIN BY THE PARTIES.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to Heritage and the Operating Partnership, whereupon this letter shall become a binding agreement among Heritage, the Operating Partnership and the Purchasers.

                                        Very truly yours,



                                        HERITAGE HOLDINGS, INC.

                                           By /s/ H. Michael Krimbill
                                              ----------------------------------
                                              Name: H. Michael Krimbill
                                              Title:  Vice President & CFO



                                        HERITAGE OPERATING, L.P.

                                           By /s/ H. Michael Krimbill
                                              ----------------------------------
                                              Name: H. Michael Krimbill
                                              Title:  Vice President & CFO

The foregoing Agreement is
hereby accepted as of the
date first above written.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



By: /s/ Eileen M. Forde
    -------------------------------
    Name:  Eileen M. Forde
    Title: Investment Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY



By: /s/ Barry E. Welch
    -------------------------------
    Name:  Barry E. Welch
    Title: VP - Investments

The foregoing Agreement is
hereby accepted as of the
date first above written.

MELLON BANK, N.A., soley in its capacity as Trustee for the AT&T MASTER PENSION TRUST, (as directed by John Hancock
Mutual Life Insurance Company), and not in its individual capacity


By: /s/ William R. Nee
    -------------------------------
    Name:  William R. Nee
    Title: Associate Counsel

The foregoing Agreement is
hereby accepted as of the
date first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



By: /s/ Richard C. Morrison
    -------------------------------
    Name:  Richard C. Morrison
    Title: Managing Director

The foregoing Agreement is
hereby accepted as of the
date first above written.

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By: /s/ Warren Shank
    -------------------------------
    Name:  Warren Shank
    Title: Counsel


By: /s/ James K. Hovey
    -------------------------------
    Name:  James K. Hovey
    Title: Director Securities Investment

The foregoing Agreement is
hereby accepted as of the
date first above written.

NEW YORK LIFE INSURANCE COMPANY



By: /s/ Lydia S. Sangree
    -------------------------------
    Name:  Lydia S. Sangree
    Title: Investment Vice President

The foregoing Agreement is
hereby accepted as of the
date first above written.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA



By: /s/ John Litchfield
    -------------------------------
    Name:  John Litchfield
    Title: Director-Private Placements

The foregoing Agreement is
hereby accepted as of the
date first above written.

KEYPORT LIFE INSURANCE COMPANY
BY STEIN ROE & FARNHAM INCORPORATED, AS AGENT



By: /s/ Richard A. Hegwood
    -------------------------------
    Name:  Richard A. Hegwood
    Title: Senior Vice President

The foregoing Agreement is
hereby accepted as of the
date first above written.

MONY LIFE INSURANCE COMPANY OF AMERICA



By: /s/ Peter W. Oliver
    -------------------------------
    Name:  Peter W. Oliver
    Title: Authorized Agent

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK



By: /s/ Peter W. Oliver
    -------------------------------
    Name:  Peter W. Oliver
    Title: Managing Director

The foregoing Agreement is
hereby accepted as of the
date first above written.

PACIFIC MUTUAL LIFE INSURANCE COMPANY



By: /s/ Ronn C. Cornelius
    -------------------------------
    Name:  Ronn C. Cornelius
    Title: Assistant Vice President

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE LUTHERAN CHURCH-MISSOURI SYNOD FOUNDATION



By: /s/ Fred C. Sticht
    -------------------------------
    Name:  Fred C. Sticht
    Title: Vice President,
           Treasury & Investments

The foregoing Agreement is
hereby accepted as of the
date first above written.

PHOENIX HOME LIFE INSURANCE COMPANY



By: /s/ Keith D. Robbins
    -------------------------------
    Name:  Keith D. Robbins
    Title: Vice President

The foregoing Agreement is
hereby accepted as of the
date first above written.

GENERAL AMERICAN LIFE INSURANCE COMPANY



By: /s/ Douglas R. Koester
    -------------------------------
    Name:  Douglas R. Koester
    Title: Vice President, Gaimco

The foregoing Agreement is
hereby accepted as of the
date first above written.

WISCONSIN NATIONAL LIFE INSURANCE COMPANY



By: /s/ Richard J. Bielen
    -------------------------------
    Name:  Richard J. Bielen
    Title:  Vice President, Investments


By: /s/ Carl S. Thigpen
    -------------------------------
    Name:  Carl S. Thigpen
    Title:  Vice President, Investments

                                                                   EXHIBIT A - 1
                                 [FORM OF NOTE]
                            HERITAGE HOLDINGS, INC.
                  8.55% SENIOR SECURED NOTE DUE JUNE 30, 2011

No.____________                                   [Date]
$______________                                   PPN 42726# AA 9



       FOR VALUE RECEIVED, the undersigned, HERITAGE HOLDINGS, INC. ("Heritage"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ____________________________ DOLLARS, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 8.55% per annum from the date hereof, payable semiannually on each June 30 and December 31 commencing on December 31, 1996, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Premium (as defined in the Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.55% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company in New York City as its Prime Rate.

       As provided in the Agreement, substantially all of the assets of Heritage will be contributed to, and substantially all of the liabilities of Heritage (including this Note) will be assumed by, Heritage Operating, L.P. (the "Operating Partnership"), a limited partnership organized and existing under the laws of Delaware, on the date this Note is issued. As used herein, the term the "Company" shall mean Heritage prior to such contribution and assumption and the Operating Partnership on and after such contribution and assumption.

       Payments of principal, Premium, if any, and interest on this Note shall be made in lawful money of the United States of America at the main office of Morgan Guaranty Trust Company or at such other place as the holder hereof shall designate to the Company in writing, as provided in the Agreement.

       This Note is one of a series of Senior Secured Notes (the "Notes") issued pursuant to a Note Purchase Agreement dated as of June 25, 1996 (the "Agreement"), among Heritage, the

Operating Partnership and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

       This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       The Company agrees to pay the principal amount of the Notes in nine equal installments of $ ___________ on June 30 in each of the years 2002 to 2010, inclusive (subject to adjustment as provided in paragraph 4A of the Agreement upon the occurrence of a partial prepayment of the Notes or a prepayment of less than all of the Notes). The remaining outstanding principal amount of this Note, together with all accrued interest on this Note, shall become due and payable on June 30, 2011. This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

       The Company's obligations under this Note and the Agreement are secured by a security interest in certain assets of the Company pursuant to the Security Documents (as defined in the Agreement).

       If an Event of Default as defined in the Agreement occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Agreement.

       THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR THE AGREEMENT.

       THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


                                      HERITAGE HOLDINGS, INC.


                                      By:
                                         ---------------------------------------

                                      Its:
                                           -------------------------------------

                                                                   EXHIBIT A - 2
                                 [FORM OF NOTE]
                            HERITAGE OPERATING, L.P.
                  8.55% SENIOR SECURED NOTE DUE JUNE 30, 2011

No.____________                                   [Date]
$______________                                   PPN 42726# AA 9



       FOR VALUE RECEIVED, the undersigned, HERITAGE OPERATING, L.P. (the "COMPANY"), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ____________________________ DOLLARS, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.55% per annum from the date hereof, payable semiannually on each June 30 and December 31 commencing on December 31, 1996, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Premium (as defined in the Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.55% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City as its Prime Rate.

       Payments of principal, Premium, if any, and interest on this Note shall be made in lawful money of the United States of America at the main office of Morgan Guaranty Trust Company of New York or at such other place as the holder hereof shall designate to the Company in writing, as provided in the Agreement.

       This Note is one of a series of Senior Secured Notes (the "Notes") issued pursuant to a Note Purchase Agreement dated as of June 25, 1996 (the "Agreement"), among Heritage Holdings, Inc., the Company and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

       This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       The Company agrees to pay the principal amount of the Notes in nine equal installments of $ ___________ on June 30 in each of the years 2002 to 2010, inclusive (subject to adjustment as provided in paragraph 4A of the Agreement upon the occurrence of a partial prepayment of the Notes or a prepayment of less than all of the Notes). The remaining outstanding principal amount of this Note, together with all accrued interest on this Note, shall become due and payable on June 30, 2011. This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

       The Company's obligations under this Note and the Agreement are secured by a security interest in certain assets of the Company pursuant to the Security Documents (as defined in the Agreement).

       If an Event of Default as defined in the Agreement occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Agreement.

       THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR THE AGREEMENT.

       THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


                                      HERITAGE OPERATING, L.P.


                                      By:
                                         ---------------------------------------

                                      Its:
                                           -------------------------------------

                                                                       EXHIBIT D

================================================================================



                            HERITAGE HOLDINGS, INC.,

                                      and

                           HERITAGE OPERATING, L.P.,

                                              as Assignors

                                      and

                           WILMINGTON TRUST COMPANY,

                                              as Collateral Agent


                            --------------------

                             SECURITY AGREEMENT

                            --------------------



                           Dated as of June 28, 1996


================================================================================

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I     SECURITY INTERESTS  . . . . . . . . . . . . . . . . . . . . . .  2

       1.1.   Grant of Security Interests   . . . . . . . . . . . . . . . . .  2
       1.2.   Power of Attorney   . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II    GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS   . . . . . .  3

       2.1.   Necessary Filings; Endorsements   . . . . . . . . . . . . . . .  3
       2.2.   No Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       2.3    Other Financing Statements  . . . . . . . . . . . . . . . . . .  4
       2.4.   Chief Executive Office; Records   . . . . . . . . . . . . . . .  4
       2.5.   Location of Inventory and Equipment   . . . . . . . . . . . . .  5
       2.6.   Trade Names; Change of Name   . . . . . . . . . . . . . . . . .  6
       2.7.   Establishment of Cash Concentration Account   . . . . . . . . .  6
       2.8.   Cash Management System; Deposits to the Cash
              Concentration Account   . . . . . . . . . . . . . . . . . . . .  7
       2.9.   Investment of Funds Deposited in the Cash
              Concentration Account   . . . . . . . . . . . . . . . . . . . .  7
       2.10.  Withdrawals and Applications from the Cash
              Concentration Account   . . . . . . . . . . . . . . . . . . . .  7
       2.11.  Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE III   SPECIAL PROVISIONS CONCERNING RECEIVABLES;
              CONTRACT RIGHTS; INSTRUMENTS  . . . . . . . . . . . . . . . . .  8

       3.1.   Additional Representations and Warranties   . . . . . . . . . .  8
       3.2.   Maintenance of Records  . . . . . . . . . . . . . . . . . . . .  8
       3.3.   Direction to Account Debtors; Contracting Parties; etc  . . . .  9
       3.4.   Modification of Terms, etc  . . . . . . . . . . . . . . . . . .  9
       3.5.   Instruments   . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE IV    SPECIAL PROVISIONS CONCERNING RELEASES  . . . . . . . . . . . .  9

       4.1.   Release of Certain Liens  . . . . . . . . . . . . . . . . . . .  9
       4.2.   Release of Collateral   . . . . . . . . . . . . . . . . . . . . 10





                                      (i)

                                                                             PAGE
                                                                             ----
ARTICLE V     PROVISIONS CONCERNING ALL COLLATERAL  . . . . . . . . . . . . . 10

       5.1.   Protection of Collateral Agent's Security; Insurance  . . . . . 10
       5.2.   Use of Taking Proceeds to Replace or Restore Collateral   . . . 13
       5.3.   Use of Sales Proceeds   . . . . . . . . . . . . . . . . . . . . 13
       5.4.   Warehouse Receipts Non-Negotiable   . . . . . . . . . . . . . . 13
       5.5.   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE VI    REMEDIES UPON OCCURRENCE OF GENERAL EVENT OF DEFAULT  . . . . . 14

       6.1.   Remedies:  Obtaining the Collateral upon Default  . . . . . . . 14
       6.2.   Remedies:  Disposition of the Collateral  . . . . . . . . . . . 15
       6.3.   Waiver of Claims  . . . . . . . . . . . . . . . . . . . . . . . 16
       6.4.   Application of Proceeds   . . . . . . . . . . . . . . . . . . . 17
       6.5.   Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . 17
       6.6.   Discontinuance of Proceedings   . . . . . . . . . . . . . . . . 17

ARTICLE VII   INDEMNITY   . . . . . . . . . . . . . . . . . . . . . . . . . . 18

       7.1.   Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       7.2.   Indemnity Obligations Secured by Collateral; Survival   . . . . 19

ARTICLE VIII  MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . 20

       8.1.   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       8.2.   Waiver; Amendment   . . . . . . . . . . . . . . . . . . . . . . 21
       8.3.   Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . 21
       8.4.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . 21
       8.5.   Heading Descriptive   . . . . . . . . . . . . . . . . . . . . . 22
       8.6.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . 22
       8.7.   GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . 22
       8.8.   Company's Duties  . . . . . . . . . . . . . . . . . . . . . . . 22
       8.9.   Termination; Release  . . . . . . . . . . . . . . . . . . . . . 22
       8.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 23
       8.11.  The Collateral Agent  . . . . . . . . . . . . . . . . . . . . . 23
       8.12.  Issuance of Debt Secured by the Collateral; Designation of
              Additional Parity Debt Agreements   . . . . . . . . . . . . . . 23





                                      (ii)

APPENDIX A - Definitions

ANNEX A  -  Existing Financing Statements
ANNEX B  -  Inventory and Equipment Locations
ANNEX C  -  Trade and Fictitious Names Used





                                     (iii)

                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of June 28, 1996 (as amended, modified or supplemented from time to time, this "AGREEMENT"), made by Heritage Holdings, Inc., a Delaware corporation ("HERITAGE" or the "GENERAL PARTNER," as appropriate), and Heritage Operating, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), as assignors (the "ASSIGNORS"), in favor of Wilmington Trust Company, as Collateral Agent (the "COLLATERAL AGENT"), for the benefit of (a) the Noteholders, (b) the Agents and the other Banks and (c) the Additional Parity Lenders (collectively, the "SECURED CREDITORS"). Before the Contribution, Heritage is sometimes referred to herein as the "COMPANY" and on and after the Contribution, the Operating Partnership is sometimes referred to herein as the "COMPANY". All capitalized terms used herein shall have the respective meanings provided in Appendix A hereto.

                              W I T N E S S E T H

         WHEREAS, the General Partner and the Operating Partnership desire to enter into the Note Purchase Agreement with the Noteholders;

         WHEREAS, the Operating Partnership desires to enter into the Credit Agreement with the Banks and the Agents;

         WHEREAS, the Operating Partnership desires to incur Additional Parity Debt from time to time;

         WHEREAS, the Agents, on behalf of the Banks, the Noteholders and the Collateral Agent have entered into the Intercreditor Agreement pursuant to which the Secured Creditors have appointed the Collateral Agent to act for the Secured Creditors as provided therein;

         WHEREAS, contemporaneously with the purchase by the Noteholders of the Notes from Heritage pursuant to the Note Purchase Agreement, Heritage will contribute all of the Assets to the Operating Partnership pursuant to the Contribution Agreement, and the Operating Partnership will become the owner of the Assets and will assume all of the Assumed Liabilities, including, without limitation the Note Obligations.

         WHEREAS, it is a condition precedent to the effectiveness of the Note Purchase Agreement and to all extensions of credit under the Credit Agreement that the Company shall have executed and delivered this Agreement to the Collateral Agent; and

         WHEREAS, Heritage and the Operating Partnership desire to execute this Agreement to satisfy the conditions described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the benefits accruing to Heritage and the Operating Partnership, including, without limitation, the purchase by the Noteholders of the Notes and the consent of the Noteholders to the Operating Partnership's assumption of the Note Obligations, the receipt and sufficiency of which are hereby acknowledged, Heritage and the Operating Partnership hereby make the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenant and agree with the Collateral Agent for the benefit of the Secured Creditors as follows:

                                   ARTICLE I

                               SECURITY INTERESTS

         1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, Heritage and the Operating Partnership do hereby pledge, grant, sell, assign and transfer unto the Collateral Agent for the benefit of the Secured Creditors, a continuing first priority security interest (subject only to Permitted Liens) in, all of the right, title and interest of the Company in, to and under all of the following, whether now existing or hereafter from time to time acquired (collectively, the "COLLATERAL"): (i) each and every Receivable,
(ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Equipment, (iv) all Inventory, (v) all General Intangibles, (vi) any Cash Concentration Account established for the Company, as and when required by
Section 2.7, and all monies, securities and instruments deposited or required to be deposited in such Cash Concentration Account, (vii) all Chattel Paper, Documents and Instruments, (viii) all of the capital stock of the Company's Subsidiaries, in accordance with Section 1.1(c), and (ix) all Proceeds and products of any and all Collateral referred to in clauses (i) through (viii) of this Section 1.1(a); provided, however, that Collateral shall not include for any purpose under this Agreement or any other Financing Document any property subject to a Lien incurred pursuant to clause (i), (vii), (viii) or (xv) (to the extent clause (xv) applies to clause (i), (vii) or (viii)) of Section 6C of the Note Purchase Agreement, clause (i), (vii), (viii) or (xv) (to the extent clause (xv) applies to clause (i), (vii) or (viii)) of Section 7B.3 of the Credit Agreement and the parallel provisions of any Additional Parity Debt Agreement, unless the Indebtedness secured by such Lien shall have been paid or discharged and such Lien is released, at which time such property will become Collateral if it is of such character that it would be Collateral except for the presence of such Lien.

         (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Company may acquire at any time during the continuation of this Agreement.

         (c) With respect to the pledge of all of the capital stock of the Company's Subsidiaries under Section 1.1(a), such capital stock shall be deemed to include: (A) all the shares of such Subsidiaries and the certificates representing such shares, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, (B) all additional shares of such Subsidiaries acquired in any manner by the Company, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such additional shares, and (C) all books and records, including, without limitation, correspondence, and other documents and instruments. The Company shall deliver to the Collateral Agent all certificates or instruments representing or evidencing the shares described in this Section 1.1(c), in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all certificates and instruments to be in form and substance satisfactory to the Collateral Agent.

         1.2. Power of Attorney. To the fullest extent permitted by applicable law, each of Heritage and the Operating Partnership hereby constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Company or otherwise) after the occurrence of and during the continuance of any General Event of Default to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Company under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Company represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

         2.1. Necessary Filings; Endorsements. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Company to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral will constitute a first priority perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect such security interest.

         2.2. No Liens. The Company is, and as to Collateral acquired by it from time to time after the date hereof the Company will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens) and the Company shall defend its Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

         2.3 Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Annex A hereto, the Company will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Company and to the extent, if any, required in connection with any Permitted Lien.

         2.4. Chief Executive Office; Records. The chief executive office of the Company is located at 8801 South Yale Avenue, Suite 310, Tulsa, Oklahoma 74137. The Company will not move its chief executive office except to such new location as the Company may establish in accordance with the next to last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights under which Receivables or General Intangibles arise, of the Company and the only original books of account and records of the Company relating thereto are, and will continue to be, kept at the chief executive office and/or one or more locations in one or more Permitted States, or at such new locations in other states as the Company may establish in accordance with the next to last sentence of this Section 2.4. All Receivables and Contract Rights under which Receivables or General Intangibles arise, of the Company are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from the office location described above and/or one or more locations in one or more Permitted States, or such new locations in other states as the Company may establish in accordance with the next to last sentence of this Section 2.4.
The Company shall not establish new locations for such offices in a state that is not a Permitted State until (i) it shall have given to the Collateral Agent not less than 15 Business Days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and
(iii) if requested by the Collateral Agent acting at the instruction of the Requisite Holders, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices with respect to such new locations, and all other actions with respect to such new locations (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby. Upon compliance by the Company with the requirements of the preceding sentence as to a new location, the state in which such new location is situated shall constitute an additional Permitted State for purposes of this Section 2.4. In the event the Company consummates the acquisition of Kingston Propane, Inc. as contemplated, the Company will not be in default for failure to comply with the notice provisions contained in this Section 2.4, provided the Company uses its best efforts to comply with such notice provisions within a reasonable period of time.

         2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by the Company is located at one of the locations shown on Annex B hereto or, with respect to propane tanks to be leased to customers, in one of the Permitted States, or is in transport thereto under the name of the Company. The Company agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) one of the locations shown on Annex B hereto or, with respect to propane tanks leased to customers, in (or shall be in transport to) any one or more of the Permitted States under the name of the Company, or in such other state or states as the Company may establish in accordance with this Section
2.5. The Company may locate Inventory and Equipment in a state that is not a Permitted State only if (i) it shall have given to the Collateral Agent not less than 15 Business Days' prior written notice of its intention so to do, clearly specifying such new state and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new state, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and
(iii) if requested by the Collateral Agent acting at the instruction of the Requisite Holders, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices of such new state, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby. Upon compliance by the Company with the requirements of the preceding sentence as to a new location, the state in which such new location is situated shall constitute an additional Permitted State for purposes of this Section 2.5. Notwithstanding the foregoing provisions of this Section, any opinion of counsel requested by the Collateral Agent as contemplated by this Section 2.5 need not cover priority of the security interest created hereby in respect of propane tanks either held for lease, or actually leased, to customers in such new State if the counsel furnishing such opinion shall include therein a statement (which (i) may be based on an assumed state of facts supplied by the Operating Partnership reflecting the nature of its operations in such new State, and (ii) may be explained, but (iii) may not be subject to any qualification) to the effect that a court sitting in such new State and applying the law of such new State would, in a properly presented case, determine that any propane tanks owned by the Operating Partnership and either held for lease to customers, or actually leased to customers, and located in such new State, are not fixtures under such law. In the event the Company consummates the acquisition of Kingston Propane, Inc. as contemplated, the Company will not be in default for failure to comply with the notice provisions contained in this Section 2.5, provided the Company uses its best efforts to comply with such notice provisions within a reasonable period of time.

         2.6. Trade Names; Change of Name. The Company does not have or operate in any jurisdiction under, and in the preceding 12 months has not had nor operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto. The Company shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto and new names as to which it shall have given to the Collateral Agent not less than 15 days' prior written notice (or 30 days' prior written notice in the case of a change of its legal name) of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in
connection therewith as the Collateral Agent may reasonably request.   In the
event the Company consummates the acquisition of Kingston Propane, Inc. as contemplated, the Company will not be in default for failure to comply with the notice provisions contained in this Section 2.6, provided the Company uses its best efforts to comply with such notice provisions within a reasonable period of time.

         2.7. Establishment of Cash Concentration Account. The Collateral Agent shall establish in its own name and for the benefit of the Secured Creditors, at the Collateral Agent's office located in Wilmington, Delaware a cash concentration account (such account, the "CASH CONCENTRATION ACCOUNT"). Except as otherwise provided in this Agreement, the Cash Concentration Account shall be under the sole dominion and control of the Collateral Agent and the Collateral Agent shall have the sole right to make withdrawals from the Cash Concentration Account and to exercise all rights with respect to the Collateral from time to time therein. All amounts delivered to or held by or on behalf of the Collateral Agent pursuant hereto shall be held in the Cash Concentration Account, and shall constitute Collateral in accordance with the provisions hereof.

         2.8. Cash Management System; Deposits to the Cash Concentration Account. (a) Upon the occurrence of any General Event of Default, the Company shall establish a cash management system whereby on a daily basis, and, at the end of each Business Day, all cash and/or other collected funds held in any other depository and disbursement accounts of the Company are transferred by wire to the Cash Concentration Account, and the Company shall maintain its local disbursement accounts on a zero "book balance" basis.

         (b) Upon the occurrence and continuance of any General Event of Default, all cash, checks, drafts, securities, certificates and instruments received by the Company and deposited into the local depository accounts and disbursement accounts shall be held by the Company therein in a constructive trust for the benefit of the Collateral Agent hereunder.

         2.9. Investment of Funds Deposited in the Cash Concentration Account. To the extent that the Collateral has not previously been applied pursuant to Article V hereof, the Collateral Agent shall, unless otherwise directed by the Requisite Holders, from time to time invest funds on deposit in the Cash Concentration Account in Cash Equivalents or such other investments in cash equivalents as required by the Company (so long as no General Event of Default is continuing) and acceptable to the Collateral Agent in its sole discretion (collectively, the "PERMITTED INVESTMENTS"). All Permitted Investments made pursuant to this Section 2.9 (and any instruments evidencing same), and all Proceeds thereof, shall be held in the Cash Concentration Account as part of the Collateral. All such investments shall be made in the name of the Collateral Agent. Permitted Investments made pursuant to this
Section 2.9 shall be for the account, benefit and risk of the Company.

         2.10. Withdrawals and Applications from the Cash Concentration Account. The Collateral Agent shall have the sole right to make withdrawals from time to time from the Cash Concentration Account and liquidate any Permitted Investments, and Collateral shall remain in the Cash Concentration Account until (x) such Collateral is applied as provided by Article V hereof,
(y) there no longer exists a General Default or Event of Default, or (z) such Collateral is released as provided in Section 8.9 hereof.

         2.11. Recourse. This Agreement is made with full recourse to the Company and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Company contained herein, in the other Security Documents, in the Note Purchase Agreement, in the Notes, in the Credit Agreement, in the Bank Notes, in the Additional Parity Debt Agreements, in the Additional Parity Debt and otherwise in writing in connection herewith or therewith.

                                  ARTICLE III

                         SPECIAL PROVISIONS CONCERNING
                   RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

         3.1. Additional Representations and Warranties. The Company will not record any Receivable that it knows to be invalid or fraudulent in its books and records. All Receivables will evidence the indebtedness of account debtors arising out of the sale or lease of Inventory by the Company or the performance of services by the Company. The books, records and documents maintained by the Company will be the only original writings evidencing and embodying such Receivables and the obligation of the account debtor named therein (other than copies created for general accounting purposes).

         3.2. Maintenance of Records. The Company will keep and maintain, at its own cost and expense, satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, and all other dealings therewith, and the Company will make the same available to the Collateral Agent at the locations where such documentation and records are maintained for inspection, at the Company's own cost and expense, at any and all reasonable times upon demand if a General Event of Default has occurred and is continuing and, if no such General Event of Default has occurred upon not less than five
(5) Business Days prior written notice; provided, however, unless there shall have occurred and be continuing one or more General Events of Default, the Collateral Agent shall not make such a request more often than twice during each twelve month period. At any time that there shall have occurred and be continuing a General Event of Default, upon the request of the Collateral Agent, the Company shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts, such copies, if requested by the Collateral Agent, to be certified as true and complete by an appropriate officer of the Company) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Company).

         3.3. Direction to Account Debtors; Contracting Parties; etc. In the event that there shall have occurred and be continuing (i) a Bankruptcy Event, or (ii) any other General Event of Default, but in the case of this clause (ii) only to the extent the Collateral Agent (acting at the direction of the Requisite Holders) has so notified the Company, the Company agrees, to the extent permitted by law, (a) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Concentration Account, and (b) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (a). In such event, without notice to or assent by the Company, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Concentration Account in the manner provided in Section 6.4 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Company or the Collateral Agent, shall be borne by the Company.

         3.4. Modification of Terms, etc. The Company shall not rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, except, in each case, in the ordinary course of business. The Company shall not sell or otherwise dispose of any Receivables, except to the extent permitted in the Note Purchase Agreement and the Credit Agreement. The Company will use its best efforts to fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

         3.5. Instruments. If the Company owns or acquires any Instrument constituting Collateral and representing Indebtedness in an aggregate principal amount of more than $25,000 and such Instrument is not otherwise pledged under another Security Document, the Company will within sixty (60) days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

                                   ARTICLE IV

                     SPECIAL PROVISIONS CONCERNING RELEASES

         4.1. Release of Certain Liens. Upon the repayment in full of any indebtedness secured by a Lien permitted pursuant to clause (i), (vii), (viii) or (xv) (to the extent such clause (xv) applies to clause (i), (vii) or (viii)) of Section 6C of the Note Purchase Agreement, clause (i), (vii), (viii) or (xv) (to the extent such clause (xv) applies to clause (i), (vii) or (viii)) of Section 7B.3 of the Credit Agreement and the parallel provisions of any Additional Parity Debt Agreement, to the extent such Lien covers an asset of such character that it would constitute Collateral except for the presence of such Lien, the Company shall promptly take such action as shall be required to procure the release of such Lien and upon such release, such asset shall automatically become Collateral subject to the Lien of this Agreement.

         4.2. Release of Collateral. Upon the sale of any asset constituting Collateral, pursuant to Section 6G or Section 6L of the Note Purchase Agreement, Section 7B.12 of the Credit Agreement and the parallel provision of any Additional Parity Debt Agreement, the Collateral Agent shall promptly take such action as shall be requested by the Company to procure the release of the Lien hereunder with respect to such Collateral.

                                   ARTICLE V

                      PROVISIONS CONCERNING ALL COLLATERAL

         5.1. Protection of Collateral Agent's Security; Insurance. (a) The Company will do nothing to impair the rights of the Collateral Agent in the Collateral. The Company will at all times keep the Inventory and Equipment insured in conformity with this Section 5.1 at the Company's own expense. All policies (or certificates with respect to such insurance) shall be deposited with the Collateral Agent. If the Company shall fail to insure the Inventory and Equipment in accordance with the preceding sentence, or if the Company shall fail to so deposit all policies (or certificates with respect thereto), the Collateral Agent shall have the right (but shall be under no obligation) upon not less than five (5) Business Days' prior written notice to the Company to procure such insurance and the Company agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. In the event that any General Event of Default shall have occurred and be continuing, the Collateral Agent may apply any proceeds of such insurance in accordance with
Section 6.4 hereof. The Company assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Company to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Company.

         (b) The Company will, at its expense, at all times provide and maintain for the mutual benefit of the Company and the Collateral Agent in such manner, against such risks and to such extent as may from time to time be reasonably required by the Collateral

Agent (i) "all risk" property insurance, including sprinkler leakage, vandalism, malicious mischief, hail, windstorm, explosion, damage from aircraft or vehicles, demolition, smoke damage in an amount sufficient to prevent the Collateral Agent or any Secured Creditor or the Company or any of its Subsidiaries from becoming a co-insurer of any loss under the terms of the policy but in no event less than the then full replacement value of each fixed Asset or the full replacement value of the aggregate value of all of the insured assets without depreciation (a replacement cost endorsement and an agreed amount clause shall be attached to the policy, and the agreed amount clause shall be renewed annually); (ii) comprehensive general liability insurance with an aggregate limit of not less than $45,000,000 (or such higher amount as the Collateral Agent may from time to time reasonably require) combined single limit for bodily injury and property damage; such insurance shall include personal injury liability insurance and shall be on a per occurrence basis; and (iii) such other insurance as may from time to time be reasonably required by the Collateral Agent in order to protect its interests; provided, however, that a program of self-insurance maintained by the Company as to damage to property and/or other insurable risks shall comply with the requirements of this Section 5.1 so long as adequate reserves in connection with such self-insurance program are taken and maintained in accordance with GAAP and such program is otherwise reasonably satisfactory to Secured Creditors and the Collateral Agent:

         (c) Each policy of insurance maintained by the Company pursuant to this Section 5.1 shall (i) name the Collateral Agent and the Secured Creditors as additional insureds, as their respective interests may appear with respect to liability insurance coverage; (ii) contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage; (iii) name the Collateral Agent as a co-loss payee;
(iv) include, to the extent obtainable on commercially reasonable terms, effective waivers by the insurer of all rights of subrogation against any named insured; (v) provide that any losses shall be payable notwithstanding (A) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by the Company or the Collateral Agent or any other named insured or loss payee, (B) any foreclosure or other proceeding or notice of sale relating to the insured Collateral or (C) any change in the title to or ownership or possession of any of the insured Collateral; (vi) provide that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each named insured and loss payee and that no cancellation, termination, expiration or reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each named insured and loss payee of written notice thereof; and (vii) be on terms reasonably satisfactory to the Collateral Agent in all other respects.

         (d) The Company shall pay as and when the same become due and payable the premiums for all insurance policies that the Company is required to maintain hereunder, and all such policies shall be non-assessable and contain such expiration dates as the Collateral Agent may require. The Company will deliver to the Collateral Agent concurrently herewith original certificates setting forth in reasonable detail the terms (including without limitation any applicable notice requirements) of all insurance policies that the Company maintains hereunder.

         (e) Not later than thirty (30) days or (fifteen (15) days in the case of any insurance policy expiring within 75 days from the date of the Closing) prior to the expiration, termination or cancellation of any insurance policy which the Company is required to maintain hereunder, the Company shall obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies) together with receipt for the payment the deposit premium thereon, which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy.

         (f) All insurers shall be authorized to issue insurance in the state in which the covered Assets are located. In the case of the first $5,000,000 of coverage provided under any policy of commercial general liability or "all risk" property insurance, all insurers and reinsurers shall have the A.M. Best rating of "A-" or better and a financial rating of VI or better in the current edition of Best Insurance Reports. All other insurers and reinsurers shall have the A.M. Best rating of "A" or better and a financial size rating of XI in the current edition of Best Insurance Reports or such other ratings as shall be acceptable to the Collateral Agent in its sole discretion. Upon the downgrading of any existing insurer below the ratings provided for herein, the Company shall obtain replacement insurance with one or more qualified insurers not later than sixty (60) days after such downgrading.

         (g) The Company has, on or prior to date of the Closing, delivered to the Collateral Agent and will deliver to the Collateral Agent promptly upon request of the Collateral Agent, and in any event on December 31 of each calendar year, commencing with December 31, 1996, a report by a firm of independent insurance brokers or consultants chosen by the Company and satisfactory to the Collateral Agent (x) setting forth the insurance obtained pursuant to this Section 5.1 including without limitation the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of this Section 5.1, that all premiums then due thereon have been paid and that the same are in full force and effect, (y) setting forth all self-insurance maintained by the Company pursuant to this Section 5.1 and (z) certifying that in the opinion of such firm, such insurance or self-insurance complies with the requirements of this Section 5.1 and is, as to amounts, coverage and provisions, adequate to protect the Company, the Collateral Agent and each Secured Creditor against any and all insurable risks affecting the Inventory and Equipment, or setting forth any recommendations of such independent insurance brokers or consultants as to additional insurance, if any, reasonably required for the protection of the interest of the Collateral Agent and each Secured Creditor in the light of available insurance coverage and practice in the Business. The Collateral Agent shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

         (h) The Company will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 5.1.

         5.2. Use of Taking Proceeds to Replace or Restore Collateral. Upon a casualty, damage, destruction or a taking by eminent domain of all or any portion of the Inventory or Equipment, the Company may elect, as evidenced by an Officers' Certificate delivered to the Collateral Agent within one hundred eighty (180) days thereof, whether or not to replace or restore such Inventory or Equipment, or portion thereof. Such Officers' Certificate shall contain a calculation of Unutilized Taking Proceeds and a calculation of Excess Proceeds, if applicable. In the event the Company shall elect not to restore, or shall fail to make any election within said one hundred eighty (180) day period, all proceeds from such casualty, damage, destruction or such taking by eminent domain constituting Excess Taking Proceeds shall be paid to the Collateral Agent for deposit to the Cash Concentration Account and, together with any interest earned thereon, shall be applied as provided in Section 4(a) of the Intercreditor Agreement.

         5.3. Use of Sales Proceeds. Upon a sale, lease, abandonment or other disposition of any of the Collateral, constituting an "Asset Sale" defined and permitted pursuant to Section 6Giii of the Note Purchase Agreement,
Section 7B.7 of the Credit Agreement and the parallel provision of any Additional Parity Debt Agreement, the Company shall deliver to the Collateral Agent, within one hundred eighty (180) days thereof, an Officers' Certificate setting forth a calculation of Excess Sales Proceeds, if any, derived therefrom. All such Excess Sales Proceeds shall be paid to the Collateral Agent for deposit to the Cash Concentration Account and, together with any interest earned thereon, shall be applied as provided in Section 4(b) of the Intercreditor Agreement.

         5.4. Warehouse Receipts Non-Negotiable. The Company agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, the Company will use its best efforts to assure that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         5.5. Further Assurances. The Company agrees to execute and deliver to the Collateral Agent such financing statements or certificates of title, as necessary, or as the Collateral Agent may, from time to time, reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, security interest in the Collateral, as provided herein, subject only to Permitted Liens, and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Company will pay any applicable filing fees and related expenses. The Company authorizes the Collateral Agent to file any such financing statements without the signature of the Company where permitted by law. The Company further agrees to, at any time and from time to time, at its own expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action (including the execution and delivery of continuation statements) that may be necessary or that the Collateral Agent may reasonably request in order to perfect, preserve or and protect the security interest purported to be created hereby or otherwise to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder.

                                   ARTICLE VI

              REMEDIES UPON OCCURRENCE OF GENERAL EVENT OF DEFAULT

         6.1. Remedies: Obtaining the Collateral upon Default. The Company agrees that, in the event that any General Event of Default shall have occurred and be continuing, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may also:

         (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Company or any other Person who then has possession of any part thereof in accordance with the UCC and other applicable law, and for that purpose may enter upon the Company premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Company; and

         (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of the Company in respect of such Collateral; and

         (c) withdraw all monies, securities and instruments in the Cash Concentration Account and liquidate any or all Permitted Investments for application to the obligations in accordance with Section 6.4 hereof; and

         (d) subject to Section 6.2, sell, assign or otherwise liquidate, or direct the Company to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation; and

         (e) take possession of the Collateral or any part thereof, by directing the Company in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event the Company shall at its own expense:

             (i) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

             (ii) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 6.2 hereof, and

             (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.

         6.2. Remedies: Disposition of the Collateral. Any Collateral may be sold, assigned, leased or otherwise disposed of by or on behalf of the Collateral Agent under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale, the property to be sold, and in general in such manner, at such time or times, at such place or places and on such basis as may, in compliance with any mandatory requirements of applicable law, be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of by or on behalf of the Collateral Agent, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition, which shall be a private sale or other disposition permitted by such requirements, shall be made upon not less than ten (10) Business Days' written notice to the Company specifying the time after which such disposition may be made (and which the Company hereby acknowledges to be commercially reasonable notice). Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) Business Days' written notice to the Company (and which the Company hereby acknowledges to be commercially reasonable notice), specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than ten (10) Business Days prior thereto in two newspapers of general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 6.2 without accountability to the Company (except to the extent of surplus money received as provided in Section 6.4 hereof).
The Company agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writing, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities having jurisdiction over any such sale or sales, all at the Company's expense.

         6.3. Waiver of Claims. Except as otherwise provided in this Agreement, THE COMPANY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Company hereby further waives, to the extent permitted by law:

         (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

         (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

         (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Company.

         6.4. Application of Proceeds. The proceeds of any Collateral obtained pursuant to Section 6.1 or disposed of pursuant to Section 6.2 and all other moneys collected by the Collateral Agent hereunder shall be applied in the manner provided in Section 4 of the Intercreditor Agreement.

         6.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Intercreditor Agreement, the other Security Documents, the Note Purchase Agreement, the Notes, the Credit Agreement, the Bank Notes or the Additional Parity Debt Agreements or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent or any Secured Creditor in the exercise of any such right, power or remedy, nor any course of dealing between the Company and the Collateral Agent or any Secured Creditor, nor any renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any General Default or General Event of Default or an acquiescence therein. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent to any other further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

         6.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason then, and in every such case, the Company, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VII

                                   INDEMNITY

         7.1. Indemnity. (a) The Company agrees to pay, indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 7.1 referred to individually as "INDEMNITEE," and collectively as "INDEMNITEES") harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 7.1 the foregoing are collectively called "Losses") of whatever kind and nature with respect to the execution, delivery, enforcement, performance and administration of, or imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of, this Agreement, any other Security Document, the Intercreditor Agreement, the Note Purchase Agreement, any Note, the Credit Agreement, any Bank Note, any Additional Parity Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable, the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim); provided that the Collateral Agent shall not be indemnified for Losses arising from the Collateral Agent's gross negligence or willful misconduct, and no Indemnitee shall be indemnified pursuant to this Section 7.1(a) for Losses to the extent caused by the gross negligence or willful misconduct of such Indemnitee or any Losses resulting from the failure of such Indemnitee to comply with applicable law. The Company agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, the Company shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts promptly to notify the Company of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 7.1(a) above, the Company agrees to pay to the Collateral Agent, as compensation for the Collateral Agent's services hereunder and under the other Security Documents and the Intercreditor Agreement, such fee as shall be agreed to in writing from time to time between the Company and the

Collateral Agent, and from time to time, upon demand, all of the reasonable fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of its counsel) (i) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement and each other Security Document and the Intercreditor Agreement or the enforcement (whether in the context of a civil action, adversary proceeding, workout or otherwise) of any of the provisions hereof or thereof; or (ii) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition or the custody, preservation or protection of the Collateral pursuant to any Security Document and the exercise or enforcement of the Collateral Agent's rights under this Agreement and in and to the Collateral.

         (c) Without limiting the application of Section 7.1(a) or (b) above, the Company agrees to pay, indemnify and hold each Indemnitee harmless from and against any Losses which such Indemnitee may suffer, expend or incur in consequence of, or growing out of, any material misrepresentation by the Company in this Agreement, any other Security Document, the Note Purchase Agreement, any Note, the Credit Agreement, any Bank Note, any Parity Debt Agreement or in any writing contemplated by, or made or delivered pursuant to, or in connection with, any of the foregoing.

         (d) In any suit, proceeding or action brought by the Collateral Agent under or with respect to the Collateral, or any of the Security Documents or the Intercreditor Agreement, for any sum owing thereunder or hereunder or to enforce any provisions thereof or hereof, the Company agrees to save, indemnify and keep the Collateral Agent harmless from and against all reasonable expense and any loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder or hereunder, arising out of a breach by the Company or any of its affiliates of its respective obligations hereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of any obligee or its successors from the Company or any of its affiliates, and all such obligations of the Company or any of its affiliates shall be and remain enforceable against and only against the Company or its affiliates and shall not be enforceable against the Collateral Agent.

         (e) If and to the extent that the obligations of the Company under this Section 7.1 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         7.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts as to which an Indemnitee has the right to payment shall constitute Obligations secured by the Collateral.

         The indemnity obligations of the Company contained in this Article VII shall continue in full force and effect notwithstanding the full payment of all the Obligations and notwithstanding the discharge thereof; provided, however, that after payment in full of the Obligations such indemnity obligations shall be unsecured.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered by hand, by express courier service, by registered or certified mail, return receipt requested, postage prepaid, by first-class mail or by telecopy (confirmed by one of the other methods of delivery described herein), and shall be addressed to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, as follows:

         (a) if to the Company, at:

             Heritage Holdings, Inc.
             or
             Heritage Operating, L.P.
             8801 South Yale Avenue, Suite 310
             Tulsa, Oklahoma   74137

             Attention:  H. Michael Krimbill, Chief Financial Officer

         (b) if to the Collateral Agent, at:

             Wilmington Trust Company
             Rodney Square North
             1100 North Market Street
             Wilmington, DE  19890-0001

             Attention:  Corporate Trust Administration

         (c) if to any Noteholder, at such address as such Noteholder shall have specified in the Note Purchase Agreement;

         (d) if to the Agents, at such addresses as the Agents shall have specified in the Credit Agreement; and

         (e) if to any Bank, at such address as such Bank shall have specified in the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. Any notice so addressed and mailed or delivered shall be deemed to be given (1) one Business Day after being addressed by express courier service, (2) three Business Days after being mailed by registered, certified or first-class mail, (3) on the same Business Day, if by hand, and (4) when received, if by telecopy.

         8.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the provisions of Section 8 of the Intercreditor Agreement.

         8.3. Obligations Absolute. To the extent permitted by law, the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Security Document, the Note Purchase Agreement, any Note, the Credit Agreement, any Bank Note or any Additional Parity Debt Agreement except as specifically set forth in a waiver granted pursuant to Section 8.2 hereof; or (c) any amendment to or modification of any Security Document, the Note Purchase Agreement, any Note, the Credit Agreement, any Bank Note or any Additional Parity Debt Agreement or any security for any of the Obligations; whether or not the Company shall have notice or knowledge of any of the foregoing.

         8.4. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns; provided that the Company may not transfer or assign any or all of its rights or obligations hereunder. All agreements, statements, representations and warranties made by the Company herein or in any certificate or other instrument delivered by the Company or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Security Documents, the Note Purchase Agreement, the Notes, the Credit Debt Agreement, any Bank Note or any Additional Parity Debt Agreement regardless of any investigation made by the Collateral Agent or the Secured Creditors or on their behalf.

         8.5. Heading Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         8.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, TO THE EXTENT PERMITTED BY LAW WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

         8.8. Company's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Company shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or with respect to any Collateral.

         8.9. Termination; Release. (a) After the Termination Date, this Agreement shall terminate and the Collateral Agent, at the request and expense of the Company, will execute and deliver to the Company a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement as to the Company, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the Collateral of the Company as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "TERMINATION DATE" shall mean the date upon which all Obligations have been paid in full. For purposes of this
Section 8.9, the term Obligations shall not include any indemnity obligation that has not yet arisen.

         (b) The Collateral Agent also shall release any or all of the Collateral in accordance with the terms of Section 14 of the Intercreditor Agreement.

         8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Company and the Collateral Agent.

         8.11. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement and the Intercreditor Agreement all items of the Collateral at any time received by it under this Agreement. The obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the Intercreditor Agreement and under applicable law.

         8.12. Issuance of Debt Secured by the Collateral; Designation of Additional Parity Debt Agreements. (a) Upon the issue of any Note, Bank Note or Additional Parity Debt pursuant to the Note Purchase Agreement, the Credit Agreement or the Additional Parity Debt Agreements, respectively, or upon any substitution for any such Notes, Bank Notes or Additional Parity Debt, the Company will deliver to the Collateral Agent an Officers' Certificate specifying the date and principal amount of such Note, Bank Note or Additional Parity Debt and the name and address of the holder thereof and stating that such Note, Bank Note or Additional Parity Debt is being issued pursuant to the Note Purchase Agreement, the Credit Agreement or Additional Parity Debt Agreements or in substitution for a previously issued Note, Bank Note or Additional Parity Debt (in which case such certificate shall also identify with reasonable specificity such previously issued Note, Bank Note or Additional Parity Debt) and that such Note, Bank Note or Additional Parity Debt is entitled to the benefits of this Agreement, the Intercreditor Agreement and of the Security. The Company will also deliver to the Collateral Agent promptly upon request similar Officers' Certificates of the Company confirming such data as to all Notes, Bank Notes and Additional Parity Debt at the time outstanding and entitled to the benefits of this Agreement, the Intercreditor Agreement and of the Security, and, in addition, with respect to the Notes and any Additional Parity Debt that is in registered form, setting forth, as of the date of such Officers' Certificate, (i) with respect to any interest payment, the name and address of each registered holder of any Note or Additional Parity Debt, together with the principal amount of all Notes and Additional Parity Debt held by each respective holder and (ii) with respect to any prepayment, the prepayment date, the aggregate principal amount of the Notes and Additional Parity Debt prepaid on such date, the name of the registered holder of each Note and Additional Parity Debt prepaid, the amount of each such Note and Additional Parity Debt prepaid, the premium (including without limitation any Premium), if any, applicable to such prepayment and the provision of the Note Purchase Agreement or Additional Parity Debt Agreements pursuant to which such prepayment was made.

         (b) The Company may designate any agreement and other instruments evidencing Indebtedness or pursuant to which Indebtedness is to be issued as Additional Parity Debt Agreements under the Intercreditor Agreement as provided in Section 6 of the Intercreditor Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                      HERITAGE HOLDINGS, INC.,
                                         as Assignor


                                      By: /s/ James E. Bertelsmeyer
                                         ---------------------------------------
                                         Title: Chairman & CEO



                                      HERITAGE OPERATING, L.P.,
                                         as Assignor


                                      By: Heritage Holdings, Inc.,
                                          General Partner


                                      By: /s/ James E. Bertelsmeyer
                                         ---------------------------------------
                                         Title: Chairman & CEO

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                      WILMINGTON TRUST COMPANY
                                         as Collateral Agent


                                      By: /s/ W. Chris Sponenberg
                                         ---------------------------------------
                                         Title: Financial Services Officer

                                                                      APPENDIX A

                                  DEFINITIONS

         As used herein the following terms have the following respective meanings:

         Additional Parity Agent: any agent under any Additional Parity Debt Agreement.

         Additional Parity Debt: as defined in both Section 10B of the Note Purchase Agreement and in Section 1.1 of the Credit Agreement, in each case, as in effect at Closing.

         Additional Parity Debt Agreements: the agreements between the Company and each Additional Parity Lender, providing for the incurrence of Additional Parity Debt.

         Additional Parity Debt Obligations: the meaning specified in the definition of Obligations.

         Additional Parity Effective Date: the meaning specified in Section 6 of the Intercreditor Agreement.

         Additional Parity Lenders: the original purchasers of the Additional Parity Debt pursuant to the Additional Parity Debt Agreements, and any successors or assigns thereof.

         Administrative Agent: The First National Bank of Boston, as administrative agent under the Credit Agreement, together with its successors as such administrative agent.

         Agents: The Administrative Agent and Bank of Oklahoma, National Association, as documentation agent, under the Credit Agreement, collectively.

         Assets: the meaning specified in the Contribution Agreement, as in effect at Closing.

         Assignor or Assignors:  the meaning specified in the Preamble.

         Assumed Liabilities: the meaning specified in the Contribution Agreement, as in effect at Closing.

         Bank Notes: the meaning specified in Section 1(a) of the Intercreditor Agreement.

         Bankruptcy Event: (a) the General Partner, the Company or any Significant Subsidiary Group makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or (b) any decree or order for relief in respect of the General Partner, the Company or any Significant Subsidiary Group is entered under any Bankruptcy Law; or (c) the General Partner, the Company or any Significant Subsidiary Group petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the General Partner, the Company or any Significant Subsidiary Group , or of any substantial part of the assets of the General Partner, the Company or any Significant Subsidiary Group, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of the General Partner, the Company or any Significant Subsidiary Group) relating to the General Partner, the Company or any Significant Subsidiary Group under the Bankruptcy Law of any other jurisdiction; or (d) any such petition or application is filed, or any such proceedings are commenced, against the General Partner, the Company or any Significant Subsidiary Group and the General Partner, the Company or any Significant Subsidiary Group by any act indicates its approval thereof, consents thereto or acquiescences therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

         Bankruptcy Law: any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect, of any jurisdiction.

         Banks: the several financial institutions from time to time party to the Credit Agreement in their capacities as a "Bank" thereunder, and any successors or assigns thereof.

         Board of Directors:  the board of directors of the General Partner.

         Business: the business of wholesale and retail sales and distribution of propane gas, providing repair, installation and maintenance services for propane heating systems and the sale and distribution of propane-related supplies and equipment, including appliances.

         Business Day: any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Tulsa, Oklahoma are required or authorized by law or other government action to be closed.

         Cash Concentration Account:  as defined in Section 2.7.

         Cash Equivalents: as defined in Section 6E(iii) of the Note Purchase Agreement, as in effect at Closing.

         Certificates and Stock Powers: the meaning specified in Section 3H(iii) of the Note Purchase Agreement.

         Chattel Paper: as defined in the UCC, arising from the sale or lease of Inventory or from the performance of services.

         Closing: as defined in Section 2 of the Note Purchase Agreement, as in effect at Closing.

         Collateral:  as defined in Section 1.1(a).

         Collateral Agent: Wilmington Trust Company, as Collateral Agent under the Intercreditor Agreement, together with its successors and permitted assigns as provided therein.

         Company:  as defined in the Preamble.

         Contract Rights: of any Person, all rights of such Person (including, without limitation, all rights to payments and indemnities) under each Contract; provided that such Contract Rights shall not include any rights under any Contract that, solely by reason of their hypothecation under this Agreement, would create a default under such Contract or under any applicable law.

         Contracts: of any Person, all contracts, agreements, arrangements, grants, gifts, trusts, or other arrangements or understandings of any kind between such Person and one or more additional parties.

         Contribution: the meaning specified in Article 2.1 of the Contribution Agreement, as in effect at Closing.

         Contribution Agreement: the Contribution Agreement, dated as of the Closing, among the General Partner, the Operating Partnership, Heritage Propane Partnership, L.P., and Heritage Bi-State Corp., as the same shall be amended, supplemented or otherwise modified from time to time.

         Copyright: as to any Person, any United States copyright which such Person now or hereafter has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by such Person.

         Credit Agreement: the meaning specified in Section 1(a) of the Intercreditor Agreement.

         Credit Obligations: the meaning specified in the definition of Obligations.

         Documents:  all documents of title covering any Inventory.

         Dollar and sign "$":  lawful money of the United States of America.

         Effective Time:  as defined in the Contribution Agreement.

         Equipment: as to any Person, any "equipment," as such term is defined in the UCC, now or hereafter owned by such Person and, in any event, shall include but shall not be limited to all machinery, equipment, furnishings, and movable trade fixtures now or hereafter owned by such Person and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (including, without limitation, all bulk tanks for the storage of propane, regulators, valves, fittings, meters, motors, pumps, piping, propane cylinders, office furniture, furnishings, computers and equipment of any kind); provided, however, that such Equipment shall not include (a) any such Equipment which may be subject to any Lien permitted pursuant to clause (i), (vii), (viii) or (xv) (to the extent clause (xv) applies to clause (i), (vii) or (viii)) of Section 7B.3 of the Credit Agreement, clause (i), (vii), (viii) or (xv) (to the extent clause (xv) applies to clause (i), (vii) or (viii)) of Section 6C of the Note Purchase Agreement and the parallel provisions of any Additional Parity Debt Agreement,
(b) any automobiles, trucks, trailers and other vehicles and other tangible personal property required to be registered or licensed under any certificate of title act or other similar law or watercraft or (c) any equipment or other tangible personal property in the nature of telephone equipment, photocopiers, computer equipment, vending machines or other equipment or property the use of which is ancillary to the primary business of such Person that, solely by its hypothecation under the Security Agreement, would create a default under any agreement with the maker, seller, supplier or financier of such equipment or property applicable thereto (but only if the financing of such equipment or property is permitted under the Credit Agreement, the Note Purchase Agreement and any Additional Parity Debt Agreement) or under applicable law.

         Excess Sales Proceeds:  the meaning specified in Section
6G(iii)(c)(II) of the Note Purchase Agreement.

         Excess Taking Proceeds: the meaning specified in Section 4C of the Note Purchase Agreement.

         Financing Statements: the meaning specified in Section 3H(iii) of the Note Purchase Agreement.

         GAAP: the meaning specified in Section 10C of the Note Purchase Agreement.

         General Default: any Default under, and as defined in, (i) the Note Purchase Agreement, (ii) the Credit Agreement, or (iii) any Additional Parity Debt Agreement.

         General Event of Default: any Event of Default under, and as defined in, (i) the Note Purchase Agreement, (ii) the Credit Agreement, or (iii) any Additional Parity Debt Agreement.

         General Intangibles: as defined in the UCC, including Marks, Patents and Copyrights, provided that, except for the right to receive payments under any such General Intangibles, such General Intangibles shall not include any general intangible that, solely by reason of its hypothecation under this Agreement, would create a default under any agreement giving rise to such general intangible or under applicable law.

         General Partner: Heritage, so long as it holds a general partner interest in the Operating Partnership, and any successor to such interest or any part thereof, so long as such successor shall hold such interest or part thereof.

         Governmental Authority: as to any Person, any governmental agency, authority, instrumentality or regulatory body, other than a court or other tribunal, in each case whether federal, state, local or foreign, having jurisdiction over such Person or its assets.

         Heritage:  Heritage Holdings, Inc., a Delaware corporation.

         Indebtedness: the meaning specified in Section 10B of the Note Purchase Agreement.

         Indemnitee or Indemnitees:  the meaning specified in Section 6.1.

         Instrument: as defined in the UCC, arising from the sale or lease of Inventory or from the performance of services.

         Intercreditor Agreement: the Intercreditor and Agency Agreement, dated as of the date of the Closing, by and among the Noteholders, the Administrative Agent and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

         Inventory: goods held by a Person for sale or lease or to be furnished under contracts of service or if such Person has so furnished them, or if they are raw materials, work in process, materials used or consumed in the Business or finished inventory of every type or description (including, without limitation, (a) all customer and residential customer tanks for the storage of propane held for lease or leased to others, (b) all stores, furnaces, air conditioners, heaters and other appliances, (c) all parts and supplies held for resale or use in such Person's business, (d) all liquefied propane and other related petroleum derivative products, and (e) other inventory and supplies of any kind); and all documents of title covering such inventory, and shall specifically include all inventory as such term is defined in the UCC, now or hereafter owned by such Person; provided, however, that such Inventory shall not include any such Inventory which the Company may subject to any Lien permitted pursuant to clause (i), (vii), (viii) or (xv) (to the extent clause (xv) applies to clause (i), (vii) or (viii)) of Section 7B.3 of the Credit Agreement, clause (i), (vii), (viii) or (xv) (to the extent clause (xv) applies to clause (i), (vii) or (viii)) of Section 6C of the Note Purchase Agreement and the parallel provisions of any Additional Parity Debt Agreement or any inventory that, solely by its hypothecation under this Agreement, would create a default with the seller, supplier or financier of such inventory (but only if the financing of such inventory is permitted under the Credit Agreement, the Note Purchase Agreement and any Additional Parity Debt Agreement).

         Legal Requirements: any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation by any Governmental Authority of any of the foregoing) of any Governmental Authority.

         Lien: any mortgage, pledge, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation, provided that neither negative pledges, nor covenants to abstain from granting liens on or security interests in the assets of the General Partner, the Operating Partnership or any Subsidiary of the Company, shall constitute Liens, and the inclusion of any such provisions in agreements of any such Person shall not constitute a breach or violation of this Agreement.

         Losses:  as defined in Section 6.1.

         Marks: of any Person, any trademarks and service marks now held or hereafter acquired by such Person which are registered in the United States Patent and Trademark Office or with any state, governmental or public body or authority, or any subdivision thereof, as well as any unregistered marks used by such Person in the United States including logos, designs, marks and/or symbols in connection with which any of these registered or unregistered marks are used.

         Note Purchase Agreement: the Note Purchase Agreement, dated as of June 25, 1996, between Heritage, the Operating Partnership and the Purchasers, as the same may be amended, modified or supplemented from time.

         Noteholders:  the registered holders from time to time of the Notes.

         Note Obligations: the meaning specified in the definition of Obligations.

         Notes:  the meaning specified in Section 1 of the Note Purchase
Agreement.

         Obligations:

         (i) (x) the principal of, Premium, if any, with respect to, and interest on (including any interest accruing after a Bankruptcy Event, whether or not an allowable claim) the Notes and the Note Purchase Agreement (including all reimbursement obligations thereunder), and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and expenses and interest thereon) of Heritage and the Operating Partnership to the Noteholders now existing or hereafter incurred under, arising out of, or in connection with, the Notes, the Note Purchase Agreement and the Security Documents (all such principal, interest, obligations and indebtedness in this clause (i) being herein collectively called the "Note Obligations");

         (ii) (x) the principal of, prepayment charge, if any, with respect to, and interest on (including any interest accruing after a Bankruptcy Event, whether or not an allowable claim), the Bank Notes and the Credit Agreements (including all reimbursement obligations thereunder), and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees, expenses and any prepayment or breakage fees and interest thereon) of the Operating Partnership to the Banks and the Agents, now existing or hereafter incurred under, arising out of, or in connection with, the Bank Notes, the Credit Agreement and the Security Documents (all such principal, interest, obligations and indebtedness in this clause (ii) being herein collectively called the "Credit Obligations");

         (iii) (x) the principal of, prepayment charge, if any, with respect to, and interest on (including any interest accruing after a Bankruptcy Event, whether or not an allowable claim), the Additional Parity Debt and the Additional Parity Debt Agreements (including all reimbursement obligations thereunder), and (y) all other obligations and indebtedness (including without limitation indemnities, fees, expenses and any prepayment or breakage fees and interest thereon) of the Operating Partnership to the Additional Parity Lenders and the Additional Parity Agents incurred under, arising out of, or in connection with any Additional Parity Debt Agreement, whether such Additional Parity Debt Agreement is now in existence or hereafter arising and the Security Documents (all such obligations and indebtedness in this clause (iii) being herein called the "Additional Parity Debt Obligations");

         (iv) any and all sums advanced by the Collateral Agent in accordance with the terms of the Security Documents in order to preserve the Security or preserve its security interest in the Security, together with interest thereon at the Default Rate; and

         (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Company, its Subsidiaries and the other parties referred to in clauses (i) through (iv) above, after a General Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Security, or of any exercise by the Collateral Agent of its rights under any of the Security Documents, together with reasonable attorneys' fees and court costs and all amounts paid by any Secured Creditor or the Collateral Agent under any of the Security Documents, including, without limitation, pursuant to Section
    6.1 of this Agreement and Section 3 of the Intercreditor Agreement.

         Obligors:  the General Partner and the Operating Partnership.

         Officers' Certificate: as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents, and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate (a) if such general partner is a corporation, as an Officers' Certificate of such general partner hereunder, or (b) if such general partner is a partnership or other entity, as a certificate executed on its behalf by Persons authorized to do so pursuant to the constituting documents of such partnership or other entity.

         Operating Partnership: Heritage Operating, L.P., a Delaware limited partnership.

         Parity Agents:  any agent under any Parity Debt Agreements.

         Patents: of any Person, any United States patent to which such Person now or hereafter has title, as well as any application for a United States patent now or hereafter made by such Person.

         Permitted Filings: financing statements, if any, disclosed on Annex A hereto, including any renewals or extensions thereof to the extent permitted by the Note Purchase Agreement, the Credit Agreement and any Additional Parity Debt Agreement.

         Permitted Investments:  as defined in Section 2.9.

         Permitted Liens: Permitted Filings and Liens permitted pursuant to clauses (ii), (iii), (iv), (v), (x), (xi), (xiii) and (xv) (to the extent relating to clause (ii), (iii), (iv), (v), (x), (xi) or (xiii)) of Section 7B.3 of the Credit Agreement, clauses (ii), (iii), (iv), (v), (vi), (x), (xi),
(xiii) and (xv) (to the extent relating to clause (ii), (iii), (iv), (v), (x),
(xi) or (xiii))of Section 6C of the Note Purchase Agreement and the parallel provisions of any Additional Parity Debt Agreement.

         Permitted States: the states of North Carolina, South Carolina, Florida, Massachusetts, Texas, New Mexico, Arizona, California, Nevada, Colorado, Oregon, Washington, Montana, Minnesota, Michigan, Oklahoma and Idaho.

         Person: an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         Proceeds: as defined in the UCC or under other relevant law and, in any event, shall include, but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Company from time to time with respect of the Security, (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Security by any Governmental Authority (or any person acting under color of Governmental Authority), and
(iii) any and all other amounts from time to time paid or payable under or in connection with any of the Security.

         Purchasers: the purchasers named in the Purchaser Schedule attached to the Note Purchase Agreement, as in effect at Closing.

         Receivables: of a Person, any "account" as such term in defined in the UCC, now or hereafter owned by such Person and all of the Person's rights to payment for goods sold or leased or services performed by such Person, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Person to secure the foregoing, (b) all of such Person's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith,
(e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing; provided, however, that such Receivable described above in clauses (a) through (h) shall not include any property or rights described therein that, solely by reason of its hypothecation under the Security Agreement would create a default under any applicable agreement or applicable law.

         Requisite Additional Parity Lenders: at any time, the holders of at least 51% of the aggregate principal amount of all Additional Parity Debt Obligations then outstanding, determined in such reasonable fashion as is acceptable to the Collateral Agent.

         Requisite Banks: at any time, Banks then holding at least 662/3% in aggregate principal amount of the Bank Notes then outstanding.

         Requisite Noteholders: at any time, the holders of at least 51% in aggregate principal amount of the Notes then outstanding.

         Requisite Holders: at any time of determination, and prior to the date on which all Obligations have been repaid in full, collectively (and not individually): (x) the Requisite Banks, but only if at any time of determination the aggregate outstanding principal amount of the Bank Notes then outstanding represents more than 5% of the aggregate outstanding principal amount of the Notes then outstanding, plus (y) the Requisite Noteholders plus
(z) the Requisite Additional Parity Lenders, but only, in the case of this clause (z), if (1) at any time of determination the aggregate principal amount of the Additional Parity Debt Obligations represents more than 100% of the sum of the aggregate principal amount of the Note Obligations and the Credit Obligations, or (2) the Requisite Holders is being determined in connection with any amendment contemplated by Section 8.2 of this Agreement and such amendment would affect the Additional Parity Lenders differently from the Noteholders and the Banks.

         Secured Creditors: the Noteholders, the Agents, the other Banks, the Additional Parity Lenders and the Additional Parity Agents.

         Security: any property held (including, without limitation, the Collateral) and all rights of the Collateral Agent under the Security Documents or in respect of such property and the Security Documents, together with any additional property subject to and any additional rights under any of the Security Documents.

         Security Documents: (a) this Agreement, (b) the Certificates and Stock Powers, (c) the Financing Statements, and (d) and any other instrument or agreement which purports to grant to the Collateral Agent a security interest in or a lien on property to secure any Note, Bank Note or Additional Parity Debt, or which is stated therein to be a Security Document. Each Security Document referred to in the preceding sentence may be referred to as a "Security Document." All references to any Security Document shall mean such Security Document as at the time supplemented or amended in accordance with the terms thereof.

         Shared Proceeds: the meaning specified in Section 4 of the Intercreditor Agreement.

         Significant Subsidiary Group: the meaning specified in Section 10B of the Note Purchase Agreement.

         Subsidiary: the meaning specified in Section 10B of the Note Purchase Agreement.

         Termination Date:  as defined in Section 7.9.

         UCC: unless otherwise specified, the Uniform Commercial Code as it may from time to time be in effect in the State of New York.

         Unutilized Taking Proceeds: the meaning specified in Section 10B of the Note Purchase Agreement.

         Yield Maintenance Amount: the meaning specified in Section 10A of the Note Purchase Agreement.

                                                                         ANNEX A

                         Existing Financing Statements

                                                                         ANNEX B

                       Inventory and Equipment Locations

                                                                         ANNEX C

                        Trade and Fictitious Names Used

Balgas
Carolane Propane Gas
Fairway Propane
Gas Service Co.
Greer Gas Co.
Harris Propane Gas
Heritage Propane Corporation
Holton's L.P. Gas
Ikard & Newsom
Jerry's Propane Service, Inc.
Myers Propane Service
New Mexico Propane of Taos
Northern Energy
Northwestern Propane
Sawyer Gas
Wakulla L.P.G.

and similar names using location specific derivations thereof.